UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Quanterix Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

August 25, 2025
To Our Stockholders:
You are cordially invited to attend the 2025 annual meeting of stockholders of Quanterix Corporation (including any adjournments or postponements of such meeting, the “Annual Meeting”) to be held virtually via the Internet at 9:00 a.m. ET, on September 23, 2025, at www.cesonlineservices.com/qtrxam_vm. The virtual nature of the Annual Meeting is designed to enable access by more of our stockholders while decreasing the cost of conducting the Annual Meeting in person. To participate in the Annual Meeting, you must pre-register at www.cesonlineservices.com/qtrxam_vm by 9:00 a.m. ET, on September 22, 2025. You will not be able to attend the Annual Meeting in person. If the Annual Meeting is adjourned for any reason, then proxies submitted may be used at any adjournment of the Annual Meeting.
Details regarding the meeting, the business to be conducted at the meeting, and information about Quanterix Corporation that you should consider when you vote your shares are described in the accompanying proxy statement (the “Proxy Statement”).
At the Annual Meeting, stockholders will vote (i) to elect three director nominees to our Board of Directors to serve three-year terms expiring at the annual meeting of stockholders in 2028 or until their successors are duly elected and qualified, (ii) to approve, on an advisory basis, the compensation of the Company’s named executive officers, (iii) to ratify, on an advisory basis, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, (iv) to approve an amendment to our amended and restated certificate of incorporation (our “Charter”) to declassify our Board of Directors, (v) to approve an amendment to our Charter to eliminate the supermajority stockholder vote requirement to amend certain provisions of our Charter and (vi) to approve an amendment to our Charter to eliminate the supermajority stockholder vote requirement for stockholders to amend our restated bylaws. Such other business may be transacted as may properly come before the Annual Meeting. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN ACCORDANCE WITH ITS RECOMMENDATION ON EACH OF THE PROPOSALS USING THE ENCLOSED PROXY CARD.
We hope you will be able to attend the Annual Meeting virtually. Whether or not you plan to attend the Annual Meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying Proxy Statement.
Thank you for your continued support of Quanterix Corporation.
Sincerely,
Masoud Toloue, Ph.D. President and Chief Executive Officer
If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:
430 Park Avenue, 14th Floor
New York, New York 10022
Stockholders Call Toll Free: (800) 662-5200
Brokers and Banks may call collect: (203) 658-9400
Email: qtrx@info.sodali.com

QUANTERIX CORPORATION
900 Middlesex Turnpike
Billerica, Massachusetts 01821
August 25, 2025
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
TIME:   9:00 a.m. ET
DATE:   September 23, 2025
ACCESS:   The 2025 annual meeting of stockholders (including any adjournments or postponements of such meeting, the “Annual Meeting”) of Quanterix Corporation (“Quanterix” or the “Company”) will be held virtually via the Internet at www.cesonlineservices.com/qtrxam_vm. The Annual Meeting will be held solely by means of remote communication via the Internet. There will not be a physical location. Stockholders will be able to virtually attend and to vote at the Annual Meeting via the Annual Meeting website. To participate in the Annual Meeting, you must pre-register at www.cesonlineservices.com/qtrxam_vm by 9:00 a.m. ET, on September 22, 2025.
PURPOSES:   At the Annual Meeting, stockholders will vote:
1.
To elect three director nominees to the Company’s Board of Directors (the “Board”) to serve three-year terms expiring at the annual meeting of stockholders in 2028 or until their successors are duly elected and qualified;

2.
To approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.
To ratify, on an advisory basis, the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

4.
To approve an amendment to our amended and restated certificate of incorporation (our “Charter”) to declassify our Board;

5.
To approve an amendment to our Charter to eliminate the supermajority stockholder vote requirement to amend certain provisions of our Charter;

6.
To approve an amendment to our Charter to eliminate the supermajority stockholder vote requirement for stockholders to amend our restated bylaws (our “Bylaws”); and

Stockholders will also transact such other business that is properly presented at the Annual Meeting.
WHO MAY VOTE:
You may vote if you were the record owner of Quanterix Corporation common stock at the close of business on July 31, 2025. A list of stockholders of record will be available during the 10 days prior to the Annual Meeting, at our principal executive offices located at 900 Middlesex Turnpike Building 1, Billerica, Massachusetts 01821.
All stockholders are cordially invited to virtually attend the Annual Meeting. Whether you plan to attend the Annual Meeting virtually or not, we urge you to vote by completing, signing and dating the enclosed proxy card and promptly mailing it in the postage prepaid envelope provided or following the instructions on the enclosed proxy card to vote via the Internet or by telephone. Returning your proxy card will not prevent you from attending the Annual Meeting but will ensure that your vote is counted if you are unable to attend. Even if you submit a vote prior to the Annual Meeting, you will still have an opportunity to change your earlier vote and vote again during the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Laurie A. Churchill General Counsel and Secretary
If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:
430 Park Avenue, 14th Floor
New York, New York 10022
Stockholders Call Toll Free: (800) 662-5200
Brokers and Banks may call collect: (203) 658-9400
Email: qtrx@info.sodali.com

QUANTERIX CORPORATION
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 23, 2025

Page
Proxy Summary	5
Important Information About the Annual Meeting and Voting	10
Proposal No. 1: Election of Directors	18
Management and Corporate Governance	20
Proposal No. 2: Advisory Vote on Approval of Executive Compensation	30
Compensation Committee Report	31
Compensation Discussion and Analysis	32
Executive Officer and Director Compensation	42
Equity Compensation Plan Information	53
Security Ownership of Certain Beneficial Owners and Management	54
Proposal No. 3: Ratification of the Appointment of Independent Registered Public Accounting Firm	56
Report of Audit Committee	57
Delinquent Section 16(a) Reports	58
Certain Relationships and Related Person Transactions	59
Proposal No. 4: Approval of an Amendment to our Charter to Declassify our Board	61
Proposal No. 5: Approval of an Amendment to our Charter to Eliminate the Supermajority Stockholder Vote Requirement to Amend Certain Provisions of our Charter	62
Proposal No. 6: Approval of an Amendment to our Charter to Eliminate the Supermajority Stockholder Vote Requirement for Stockholders to Amend our Bylaws	62
Partial Stockholder Approval of Charter Amendment Proposals	64
Additional Information Regarding our Independent Registered Public Accounting Firm	65
Corporate Code of Conduct and Ethics	68
Additional Information	69
Other Matters	69
Stockholder Proposals and Nominations for Director	70

PROXY SUMMARY
This proxy statement (this “Proxy Statement”), along with the accompanying notice of the 2025 annual meeting of stockholders (the “Notice”), contains information about the 2025 annual meeting of stockholders of Quanterix Corporation (including any adjournments or postponements of such meeting, the “Annual Meeting”) to be held virtually via the Internet at 9:00 a.m. ET, on September 23, 2025, at www.cesonlineservices.com/qtrxam_vm. The Annual Meeting will be held in a virtual meeting format only. If the Annual Meeting is adjourned for any reason, then proxies submitted may be used at any adjournment of the Annual Meeting.
In this Proxy Statement, we refer to Quanterix Corporation as “Quanterix,” “the Company,” “we” and “us.” We refer to our amended and restated certificate of incorporation as our “Charter” and our restated bylaws as our “Bylaws.”
Information About the Annual Meeting
You have received these proxy materials because our Board of Directors (the “Board”) is soliciting your proxy to vote your shares during the Annual Meeting. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in deciding how to vote your shares, and you should read this entire Proxy Statement carefully before voting.
Date and Time:   9:00 a.m. (Eastern Time) on September 23, 2025
Place:   Virtual meeting format, via live webcast. To participate in the Annual Meeting, you must pre-register at www.cesonlineservices.com/qtrxam_vm by 9:00 a.m. ET, on September 22, 2025
Record Date:   July 31, 2025
Proxy Voting:   Whether you plan to attend the Annual Meeting virtually or not, we urge you to vote by completing, signing and dating the enclosed proxy card and promptly mailing it in the postage prepaid envelope provided or following the instructions on the enclosed white proxy card to vote via the Internet or by telephone. Returning your proxy card will not prevent you from attending the Annual Meeting but will ensure that your vote is counted if you are unable to attend. Even if you submit a vote prior to the Annual Meeting, you will still have an opportunity to change your earlier vote and vote again during the Annual Meeting. More information on voting your proxy card and attending the Annual Meeting can be found in this Proxy Statement.
You can find a copy of our 2024 Annual Report, which includes our financial statements, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “SEC Filings” section of our website at www.quanterix.com. You may also obtain a printed copy of our 2024 Annual Report, including our financial statements, free of charge, from us by sending a written request to: Quanterix Corporation, Attn: Investor Relations, 900 Middlesex Turnpike, Building 1, Billerica, Massachusetts 01821. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Matters to be Voted On
At the Annual Meeting, the holders of our common stock, par value $0.001 per share (our “Common Stock”), will be asked to vote upon the following matters:
	Board Recommendation	Page
Proposal No. 1 — Election of three director nominees to our Board to serve three-year terms expiring at the annual meeting of stockholders in 2028 or until their successors are duly elected and qualified	FOR EACH OF OUR BOARD’S THREE NOMINEES: Myla Lai-Goldman, M.D.Masoud Toloue, Ph.D. David Walt, Ph.D.	18
Proposal No. 2 — Approval, on an advisory basis, of the compensation of the Company’s named executive officers	FOR	30
Proposal No. 3 — Ratification, on an advisory basis, of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR	56
Proposal No. 4 — Approval of an amendment to our Charter to declassify our Board	FOR	61
Proposal No. 5 — Approval of an amendment to our Charter to eliminate the supermajority stockholder vote requirement to amend certain provisions of our Charter; and	FOR	62
Proposal No. 6 — Approval of an amendment to our Charter to eliminate the supermajority stockholder vote requirement for stockholders to amend our Bylaws.	FOR	62

Stockholders of record at the close of business July 31, 2025 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.
Corporate Governance Highlights
✓
Independent Chair and CEO roles

✓
Board comprised of industry leaders with experience in healthcare, diagnostics, research and development, capital markets, M&A and finance and capital management

✓
Average director tenure of four years

✓
High levels of director engagement, including all incumbent directors attending at least 75% of Board meetings in 2024

✓
Fully independent Audit, Compensation and Nominating and Governance Committees

✓
Audit Committee comprised of three financial experts, as that term is defined in rules promulgated by the SEC

✓
Ongoing evaluation of executive compensation strategy, led by the Compensation Committee

✓
Commitment to governance best practices and emerging trends, led by the Nominating and Governance Committee

✓
Annual Board and Board committee self-evaluations

✓
Commitment to proactive stockholder engagement

✓
No stockholder rights plan

✓
No stock hedging or pledging permitted by directors and officers

✓
Stock ownership guidelines applicable to tenured directors and executive officers to ensure long-term investment in the Company

✓
Annual say-on-pay vote

✓
Corporate Code of Conducts and Ethics to guide decision-making when conducting the Company’s business and performing day-to-day duties

Board Highlights
The Board has nominated a slate comprised of three talented directors with skill sets, experiences and professional backgrounds representing perspectives and characteristics that are particularly relevant to Quanterix’s business and strategic objectives, as reflected in their biographies in “Proposal No. 1 — Election of Directors.”
				STANDING COMMITTEES
Name	Primary Occupation	Age	Director Since	Audit	Compensation	Nominating and Governance
Masoud Toloue, Ph.D.	Chief Executive Officer, Quanterix Corporation	45	2022
William P. Donnelly	Lead Independent Director, Ingersoll Rand Former EVP, Mettler-Toledo International Inc.	64	2023
Jeffrey T. Elliott	Former Chief Financial Officer, Exact Sciences Corp.	47	2024
Karen A. Flynn	Former Chief Commercial Officer, Catalent, Inc.	62	2022
Myla Lai-Goldman, M.D.	Former Chief Executive Officer and President and current Chair of GeneCentric Therapeutics, Inc.	67	2025
Ivana Magovčević-Liebisch, Ph.D., J.D.	President and Chief Executive Officer, Vigil Neuroscience, Inc.	58	2024
Paul M. Meister	Co-Founder and Chief Executive Officer, Liberty Lane Partners, LLC	72	2013
Scott Mendel	Former President and Chief Executive Officer, GenMark Diagnostics, Inc.	58	2025
David R. Walt, Ph.D.	Hansjörg Wyss Professor of Biologically Inspired Engineering and Professor of Pathology, Harvard Medical School	72	2017

   Chairperson         Member
Commitment to Ongoing Stockholder Engagement
Quanterix is committed to having regular and meaningful engagement with our stockholders in order to obtain their insight and perspectives on our business, strategy, executive compensation, corporate governance and other issues that are important to them. Feedback from our investors informs our Board’s deliberations. This collaborative relationship is a key part of our philosophy, and we will continue to seek opportunities to maintain a dialogue with our investors.
Throughout the year, we regularly participate in conferences and other public events where we meet with stockholders and analysts to share our perspectives and solicit their feedback on our performance, strategy and other topics. Feedback and ideas received from these events and meetings are shared with our Board on an ongoing basis. We also engage with our stockholders on an ad hoc basis around quarterly earnings calls, annual meetings of stockholders and other corporate events.
Over the course of 2024, members of our Board and management team met with approximately 12 of our 20 largest investors representing approximately 47% of the outstanding shares of Common Stock as of December 31, 2024.

The Board regards engagement with stockholders as one of its core responsibilities as fiduciaries, and the Board and management team are committed to building and maintaining meaningful relationships with our investors. We encourage our stockholders to communicate with us to share their perspectives and feedback, which we use to inform and enhance the Board’s deliberations. We maintain several means for stockholders and others to communicate directly with us and to engage, ask questions and provide input:
•
Participation in our annual meetings;

•
Participation in our regular investor engagement activities; and

•
Communication with our Board, non-management members of our Board as a group, or a specific member of our Board (including the Chair of our Board) by sending a written communication addressed to our Corporate Secretary (the “Corporate Secretary”) by mail to Quanterix Corporation, 900 Middlesex Turnpike Building 1, Billerica, Massachusetts 01821. All communications will be reviewed and provided to the members of the Board unless such communications are unsolicited items, sales materials or other routine items or items unrelated to the duties and responsibilities of the Board or are otherwise determined to be frivolous, irrelevant, threatening, illegal or similarly unsuitable.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company soliciting my proxy?
Our Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.
We have made available to you on the Internet or have sent you this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our 2024 Annual Report because you were a holder of our Common Stock as of the Record Date. We intend to commence distribution of the Notice, and, if applicable, proxy materials to stockholders on or about August 25, 2025.
What is a proxy?
A proxy is a person or entity (e.g., a broker) that you legally designate to vote the shares of Common Stock that you own. If you designate a person or entity as your proxy in a written document, that document is also called a proxy or a proxy card. Our Board has designated Masoud Toloue and Laurie Churchill as the Company’s proxies for the Annual Meeting.
Who may vote at the Annual Meeting?
Only stockholders who owned our Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, 46,465,915 shares of our Common Stock were outstanding and entitled to vote. Our Common Stock is our only class of voting stock.
You do not need to virtually attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I change or revoke my proxy?” below.
Stockholder of Record: Shares Registered in Your Name.   If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting, or vote in advance through the Internet, by telephone or by mail.
Beneficial Owner: Shares Registered in the Name of a Broker.   If your shares are held in an account with a broker, then you are the beneficial owner of such shares, which are held in “street name.” As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account, and your broker, bank or other nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the broker, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the Annual Meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the Annual Meeting.
How do I vote and how many votes do I have?
If you are a stockholder of record as of the Record Date, you are entitled to receive notice of, and cast a vote at, the Annual Meeting. Each holder of our Common Stock is entitled to cast one vote on each matter properly brought before the Annual Meeting for each share of our Common Stock that such holder owned of record as of the Record Date. You may submit your proxy before the Annual Meeting in one of the following ways:
•
Vote by Telephone:   To vote by telephone, you will need to use the control number provided to you in the materials included with this Proxy Statement and follow the voting instructions as indicated on the enclosed proxy card.

•
Vote via the Internet:   To vote via the Internet, you will need to use the control number provided to you in the materials included with this Proxy Statement and follow the additional steps when prompted.

The steps have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.
•
Vote by Mail:   To vote by mail, you will need to complete, sign and date the accompanying proxy card and return it as soon as possible before the Annual Meeting in the enclosed postage-paid envelope.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m. ET, on September 22, 2025. Submitting your proxy, whether through the Internet, by telephone or by mail will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy and voting in person. If you are not the stockholder of record, please refer to the voting instructions provided by your broker, bank or other nominee to direct it on how to vote your shares. For Proposal No. 1, you may either vote “FOR” or withhold your vote from each nominee to the Board. For Proposal Nos. 2 – 6, you may vote “FOR” or “AGAINST” each such proposal or “ABSTAIN” from voting on each such proposal. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote on the enclosed proxy card as soon as possible to ensure that your vote is counted.
If your shares are held in “street name,” you will receive voting instructions from your broker, bank or other nominee. Your broker, bank or other nominee is required to vote those shares in accordance with your instructions. If you do not instruct your broker, bank or other nominee how to vote your shares, then your broker, bank or other nominee will not be able to vote your shares with respect to Proposal Nos. 1, 2, 4, 5 or 6. As Proposal No. 3 is a routine matter, brokers will have discretionary authority (as described below under “What is a broker non-vote?”) to vote your shares with respect to Proposal No. 3. We urge you to instruct your broker, bank or other nominee, by following the instructions on the enclosed proxy card, to vote your shares in accordance with our Board’s recommendations on the enclosed proxy card, whether or not you plan to attend the Annual Meeting.
How will shares be voted by the proxy card?
The shares represented by any proxy card that is properly executed and received by the Company prior to or at the Annual Meeting will be voted in accordance with the specifications made on such proxy card.
If you return a validly executed and dated proxy card without indicating how your shares should be voted on one or more matters and you do not revoke your proxy, your proxy will be voted in accordance with the recommendations of our Board as to each such matter. Our Board recommends voting as follows: “FOR” the election of the three director nominees recommended by our Board as set forth on the proxy card: Myla Lai-Goldman, M.D., Masoud Toloue, Ph.D. and David Walt, Ph.D. (Proposal No. 1) and “FOR” each of the other proposals (Proposal Nos. 2 – 6).
Our Board is not aware of any matters that are expected to come before the Annual Meeting other than those described in this Proxy Statement. If any other matter is presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxy cards received by the Company will be voted with respect thereto at the discretion of the persons named as proxies on the enclosed proxy card.
What if I receive more than one proxy card or set of proxy materials from the Company?
If your shares are held in more than one account, you will receive more than one proxy card, and in that case, you can and are urged to vote all of your shares by signing, dating and returning all proxy cards you receive from the Company in the postage-paid envelope provided. If you choose to vote by telephone or via the Internet, please vote using each proxy card you receive to ensure that all of your shares are voted. Only your latest-dated proxy for each account will count. Please sign each proxy card exactly as your name or names appear on such proxy card. For joint accounts, each owner should sign the proxy card. When signing as an executor, administrator, attorney, trustee, guardian or other representative, please print your full name and title on the proxy card.
What happens if I return a proxy card with voting instructions “FOR” fewer than three candidates for Proposal No. 1?
An “under-vote” occurs when a stockholder submits fewer votes “FOR” director nominees than there are director seats up for election. To the extent an under-vote (i.e., voting “FOR” with respect to at least one and fewer than three nominees on Proposal No. 1) occurs on any stockholder’s proxy card, your shares will only be voted “FOR” those nominees you have so marked and “WITHHOLD” for all other nominees.
How do I attend the Annual Meeting?
In order to virtually attend the Annual Meeting, you (or your authorized representative) must register in advance at www.cesonlineservices.com/qtrxam_vm prior to the deadline of September 22, 2025 at 9:00 a.m. ET. If you were a stockholder of record as of the close of business on the Record Date, you may register to virtually attend the Annual Meeting by accessing www.cesonlineservices.com/qtrxam_vm. Please have your proxy card containing your control number available and follow the instructions to complete your registration request. After registering, you will receive a confirmation email with a link and instructions for accessing the Annual Meeting. Please verify that you have received the confirmation email in advance of the Annual Meeting, including the possibility that it may be in your spam or junk folder. Requests to register to participate in the Annual Meeting must be received no later than 9:00 a.m. ET, on September 22, 2025.
If you do not have your proxy card, you may still register to virtually attend the Annual Meeting by accessing www.cesonlineservices.com/qtrxam_vm, but you will need to provide proof of ownership of our Common Stock as of the Record Date during the registration process. Such proof of ownership may include a statement showing your ownership as of the Record Date.
After registering, you will receive a confirmation email prior to the Annual Meeting with a link and instructions for entering the virtual Annual Meeting. Although the meeting webcast will begin at 9:00 a.m. ET, on September 23, 2025, we encourage you to access the meeting site prior to the start time to allow ample time to log into the meeting webcast and test your computer system. Accordingly, the Annual Meeting site will first be accessible to registered stockholders beginning at 8:30 a.m. ET, on September 23, 2025, the day of the Annual Meeting.
All stockholders who register to virtually attend the Annual Meeting will receive an email prior to the Annual Meeting containing the contact details of technical support in the event that they encounter difficulties accessing the virtual meeting or during the meeting. Stockholders are encouraged to contact technical support if they encounter any technical difficulties with the meeting webcast. In the event of any technical disruptions that prevent the chair from hosting the Annual Meeting within 30 minutes of the date and time set forth above, the meeting may be adjourned or postponed.
If you hold shares in “street name,” you must obtain a “legal proxy” from your broker, bank or other nominee in order to virtually attend the Annual Meeting.
Even if you plan to virtually attend the Annual Meeting, we recommend that you vote by proxy in advance as described below so that your vote will be counted if you later decide not to or become unable to virtually attend the Annual Meeting.
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement, set forth below:
1.
Election of three director nominees to our Board to serve three-year terms expiring at the annual meeting of stockholders in 2028 or until their successors are duly elected and qualified;

2.
Approval, on an advisory basis, of the compensation of the Company’s named executive officers;

3.
Ratification, on an advisory basis, of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

4.
Approval of an amendment to our Charter to declassify our Board;

5.
Approval of an amendment to our Charter to eliminate the supermajority stockholder vote requirement to amend certain provisions of our Charter; and

6.
Approval of an amendment to our Charter to eliminate the supermajority stockholder vote requirement for stockholders to amend our Bylaws.

In addition, we will consider any other matters that are properly presented for a vote at the Annual Meeting. If any other matter is presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxy cards received by the Company will be voted with respect thereto at the discretion of the persons named as proxies on the enclosed proxy card. At the time this Proxy Statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.
What are the Board’s recommendations?
The Board recommends that you vote as follows:
•
“FOR” the election of Quanterix’s three nominees for director — Myla Lai-Goldman, M.D., Masoud Toloue, Ph.D. and David Walt, Ph.D. — to our Board to serve three-year terms expiring at the annual meeting of stockholders in 2028 or until their successors are duly elected and qualified;

•
“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers;

•
“FOR” the ratification, on an advisory basis, of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

•
“FOR” the approval of an amendment to our Charter to declassify our Board;

•
“FOR” the approval of an amendment to our Charter to eliminate the supermajority stockholder vote requirement to amend certain provisions of our Charter; and

•
“FOR” the approval of an amendment to our Charter to eliminate the supermajority stockholder vote requirement for stockholders to amend our Bylaws.

What vote is required to approve each proposal and how are votes counted?
Proposal	Vote Required for Approval	Effect of Abstentions, Withhold Votes and Broker Non-Votes
Proposal No. 1
Election of three director nominees to our Board to serve three-year terms expiring at the annual meeting of stockholders in 2028 or until their successors are duly elected and qualified
The three director nominees who receive the most votes (also known as a “plurality” of the votes cast) will be elected.
Under our recently-amended Bylaws, directors shall be elected by the vote of the majority of the votes cast other than in a contested election of directors, in which case directors shall be elected by a plurality vote. As discussed in detail below in “Proposal No. 1 — Election of Directors,” the election of directors at the Annual Meeting is considered to be a contested election (as defined in our Bylaws), therefore, directors shall be elected by a plurality vote.
A “WITHHOLD” vote will not count either for or against the nominee and will have no effect on the outcome of the election of directors. Broker discretionary voting is not permitted. Broker non-votes, if any, will have no effect on the outcome of this proposal. Votes may not be cumulated.
Proposal No. 2 Approval, on an advisory basis, of the compensation of the Company’s named executive officers	Requires the affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal. Although this advisory vote is	Abstentions and broker non-votes (if any) will have no effect on the results of this vote. Broker discretionary voting is not permitted.

Proposal	Vote Required for Approval	Effect of Abstentions, Withhold Votes and Broker Non-Votes
non-binding, the Compensation Committee of our Board and our Board will review the voting results and may take them into consideration when making future decisions regarding executive compensation.
Proposal No. 3 Ratification, on an advisory basis, of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025
Requires the affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal.
We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, the Audit Committee of our Board will reconsider its appointment.
Abstentions will have no effect on the results of this vote. Broker discretionary voting may not be permitted. As the proposal to ratify the appointment of an independent registered public accounting firm is considered a routine matter, broker discretionary voting will be permitted, and there will be no broker non-votes with respect to this matter.
Proposal No. 4 Approval of an amendment to our Charter to declassify our Board	Requires the affirmative vote of the holders of shares of voting stock of Quanterix representing at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of the capital stock of Quanterix entitled to vote generally in the election of directors, voting together as a single class.	Abstentions and broker non-votes (if any) will have the effect of a vote “AGAINST” this proposal. Broker discretionary voting is not permitted.
Proposal No. 5 Approval of an amendment to our Charter to eliminate the supermajority stockholder vote requirement to amend certain provisions of our Charter	Requires the affirmative vote of the holders of shares of voting stock of Quanterix representing at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of the capital stock of Quanterix entitled to vote generally in the election of directors, voting together as a single class.	Abstentions and broker non-votes (if any) will have the effect of a vote “AGAINST” this proposal. Broker discretionary voting is not permitted.
Proposal No. 6 Approval of an amendment to our Charter to eliminate the supermajority stockholder vote requirement for stockholders to amend our Bylaws	Requires the affirmative vote of the holders of shares of voting stock of Quanterix representing at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of the capital stock of Quanterix entitled to vote generally in the election of directors, voting together as a single class.	Abstentions and broker non-votes (if any) will have the effect of a vote “AGAINST” this proposal. Broker discretionary voting is not permitted.

What is a broker non-vote?
In accordance with the rules of the New York Stock Exchange (which apply to brokers who have record ownership of listed company stock, including stock such as ours that is listed on the Nasdaq Stock Market (“Nasdaq”)), brokers generally have authority to vote on “routine” proposals, such as the ratification of auditors, when they have not received instructions from beneficial owners. However, they are precluded from exercising their voting discretion with respect to the election of directors and other non-routine matters.
A “broker non-vote” occurs if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter.
At the Annual Meeting, we expect that brokers will have discretionary authority to vote shares on the ratification, on an advisory basis, of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 (Proposal No. 3). We do not expect that brokers will have discretionary authority on the remainder of the proposals, and therefore broker non-votes may occur as to these other proposals if voting instructions are not provided by beneficial owners.
Will my shares be voted if I do not vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How do I vote and how many votes do I have?” If your shares are held in “street name” and you do not provide voting instructions to the broker, bank or other nominee that holds your shares as described above, such firm may not have the authority to vote your shares with respect to any of the proposals. Please see “What is a broker non-vote?” for more information. Therefore, we encourage you to provide voting instructions to your broker, bank or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire.
May I change or revoke my proxy?
A stockholder of record who has given a proxy may change or revoke it at any time before the closing of the polls by the inspector of elections at the Annual Meeting. You may change or revoke your proxy in any one of the following ways:
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by signing and delivering a proxy card with a date later than that of your previously delivered proxy;

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by re-voting by Internet or by telephone;

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by notifying our Corporate Secretary in writing at 900 Middlesex Turnpike Building 1, Billerica, Massachusetts 01821 prior to the date of the Annual Meeting that you have revoked your proxy; or

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by virtually attending the Annual Meeting and voting online. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

Your most current vote, whether by telephone, Internet or proxy card, is the one that will be counted.
Please note, however, that if your shares are held in “street name” and you wish to revoke a proxy, you must contact your broker, bank or other nominee to revoke or change any prior voting instructions. A revocation of a proxy submitted through the Internet or by telephone must be received by 11:59 p.m. ET, on September 22, 2025. A revocation submitted through the mail must be received by the close of business on September 22, 2025 in order to be counted.
Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on the proxy card.
May I ask questions at the Annual Meeting and, if so, who will be available to answer?
Yes. We will provide our stockholders the opportunity to ask questions and make statements. The question and answer session will be conducted in accordance with certain Rules of Conduct. These Rules of Conduct will be made available at www.cesonlineservices.com/qtrxam_vm during the Annual Meeting and may include certain procedural requirements.

What happens if the Annual Meeting is adjourned?
Unless a new record date is fixed, your proxy will still be valid and may be used to vote your shares of Common Stock at the adjourned Annual Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.
Who counts the votes?
Representatives of First Coast Results, Inc. will count the votes and serve as the independent inspector of election at the Annual Meeting.
What is the deadline for voting?
The deadline for voting by telephone or electronically is 11:59 p.m. ET on September 22, 2025. You may vote your shares during the Annual Meeting by following the instructions provided at www.cesonlineservices.com/qtrxam_vm.
Where can I find the voting results of the Annual Meeting?
Voting results will be tabulated and certified by First Coast Results, Inc., the inspector of elections appointed for the Annual Meeting. The preliminary voting results are expected to be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
Who is soliciting proxies for the Annual Meeting with this Proxy Statement and who is paying for the solicitation?
Our Board, on behalf of the Company, is soliciting your proxy to vote your shares of our Common Stock on all matters scheduled to come before the Annual Meeting, whether or not you attend the Annual Meeting. By completing, signing, dating and returning the enclosed proxy card, or by submitting your proxy and voting instructions via the Internet or by telephone, you are authorizing the proxy holders to vote your shares of our Common Stock at the Annual Meeting as you have instructed.
In addition to these proxy materials, our directors and employees may solicit proxies on behalf of our Board in person, by telephone, by fax, by email or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.
We will pay for the entire cost of this solicitation.
We have engaged Sodali & Co (“Sodali”) to assist in the solicitation of proxies and related advisory services for the Annual Meeting. We estimate that we will pay Sodali a fee of approximately $100,000, plus reimbursement for certain out-of-pocket fees and expenses. We have also agreed to indemnify Sodali against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions). We may incur additional fees if we request additional services.
We will ask banks, brokers and other nominees in whose names shares of our Common Stock are registered to furnish the proxy materials, including the enclosed proxy card, the Notice and the 2024 Annual Report to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What constitutes a quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents
SEC rules concerning the delivery of annual disclosure documents allow us or your broker, bank or other nominee to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker, bank or nominee believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact the Company’s Investor Relations department at https://ir.quanterix.com/investor-resources/contact-ir.
If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:
If your shares are registered in your own name, please contact the Company’s Investor Relations department at https://ir.quanterix.com/investor-resources/contact-ir, and inform them of your request.
If a broker, bank or other nominee holds your shares, please contact such broker, bank or other nominee directly and inform them of your request.
Whom should I contact with questions?
If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:
430 Park Avenue, 14th Floor
New York, New York 10022
Stockholders Call Toll Free: (800) 662-5200
Brokers and Banks may call collect: (203) 658-9400
Email: qtrx@info.sodali.com

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of nine members, classified as follows: (1) Jeffrey Elliott, Karen Flynn and Scott Mendel constitute Class I with a term ending at the 2027 annual meeting of stockholders (the “2027 Annual Meeting”); (2) Myla Lai-Goldman, M.D., Masoud Toloue, Ph.D. and David Walt, Ph.D. constitute Class II with a term ending at this upcoming 2025 Annual Meeting; and (3) William Donnelly, Ivana Magovčević-Liebisch, Ph.D., J.D. and Paul Meister constitute Class III with a term ending at the 2026 annual meeting of stockholders (the “2026 Annual Meeting”). In connection with the closing of our acquisition of Akoya Biosciences, Inc. (“Akoya”) on July 8, 2025, Martin Madaus, Ph.D. and Sarah Hlavinka resigned from our Board and each committee of the Board on which they served, and the Board appointed former Akoya directors, Scott Mendel and Myla Lai-Goldman, M.D., respectively, to fill the open positions.
Currently at each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms are expiring. If our stockholders vote to approve Proposal No. 4, then we will initiate a phased-in elimination of the classified structure of our Board, and beginning at our 2028 annual meeting of stockholders (the “2028 Annual Meeting”), each director will be elected for a one-year term.
Upon the recommendation of the Nominating and Governance Committee of the Board of Directors, our Board has voted to nominate Myla Lai-Goldman, M.D., Masoud Toloue, Ph.D. and David Walt, Ph.D. for election at the Annual Meeting as Class II directors for a term of three years to serve until the 2028 Annual Meeting and until their respective successors are elected and qualified or until their earlier resignation or removal. Additional information regarding the Board’s director nominees is set forth below.
Our Bylaws provide that directors shall be elected by the vote of the majority of the votes cast other than in a contested election of directors, as defined in our Bylaws, in which case directors shall be elected by a plurality vote. Under our Bylaws, a contested election of directors occurs when (i) the Secretary of the Company receives a notice that a stockholder has nominated or intends to nominate a person for election to the Board in compliance with the requirements for stockholder nominees for director under the Bylaws and (ii) such nomination notice has not been withdrawn by such stockholder as of the last date on which stockholder nominees for director may be submitted in accordance with the Bylaws.
On each of February 28, 2025 and July 10, 2025, Kent Lake Partners LP (together with its affiliates and associates, “Kent Lake”) provided notice to the Corporate Secretary that Kent Lake intended to nominate three candidates for election to our Board at the Annual Meeting. On August 4, 2025, Kent Lake withdrew the notices provided on February 28, 2025 and July 10, 2025. Because Kent Lake withdrew the Nomination Notice subsequent to the last date on which stockholder nominees for director may be submitted for election at the Annual Meeting in accordance with the Bylaws, the election of directors at the Annual Meeting will be conducted under a plurality vote standard. The three nominees for election to the Board at the Annual Meeting who receive the highest number of affirmative votes properly cast will be elected, provided that a quorum is present at the Annual Meeting. Stockholders are not permitted to cumulate their votes for the election of directors.
Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy card will be voted FOR the election of Myla Lai-Goldman, M.D., Masoud Toloue, Ph.D. and David Walt, Ph.D. as directors. Each of the Board’s director nominees has consented to being named in this Proxy Statement and agreed to serve if elected. However, if any of the Board’s director nominees is unable to serve or for good cause will not serve as a director, the Board may choose a substitute nominee. If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and agreed to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC. The persons named as proxies on the enclosed proxy card will vote for the Company’s remaining nominees and substitute nominees chosen by the Board.
Cooperation Agreement
On August 4, 2025, the Company entered into a cooperation agreement (the “Cooperation Agreement”) with Kent Lake, pursuant to which, among other things, (i) the Company agreed to appoint one new independent director by December 1, 2025, which director is to be identified through a comprehensive search process in which both Kent Lake and the Board shall have meaningful participation, (ii) the Company agreed to seek approval at the Annual Meeting to declassify the Board and (iii) Company agreed to take all necessary actions to amend the Bylaws prior to the Annual Meeting to adopt a majority voting standard for uncontested director elections, with a plurality voting standard for contested director elections (which amendment to the Bylaws was approved on August 5, 2025). The Cooperation Agreement also contains mutual non-disparagement and no litigation provisions and certain voting commitment and standstill obligations applicable to Kent Lake.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S DIRECTOR NOMINEES — MYLA LAI-GOLDMAN, M.D., MASOUD TOLOUE, PH.D. AND DAVID WALT, PH.D.

MANAGEMENT AND CORPORATE GOVERNANCE
The Board of Directors
Our Charter and our Bylaws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board is divided into three classes, with one class elected at each annual meeting of stockholders to serve for a three-year term. Our Board currently consists of nine members, classified as follows: (1) Jeffrey Elliott, Karen Flynn and Scott Mendel constitute Class I with a term ending at the 2027 Annual Meeting; (2) Myla Lai-Goldman, M.D., Masoud Toloue, Ph.D. and David Walt, Ph.D. constitute Class II with a term ending at this upcoming 2025 Annual Meeting; and (3) William Donnelly, Ivana Magovčević-Liebisch, Ph.D., J.D. and Paul Meister constitute Class III with a term ending at the 2026 Annual Meeting. In connection with the closing of our acquisition of Akoya on July 8, 2025, Martin Madaus, Ph.D. and Sarah Hlavinka resigned from our Board and each committee of the Board on which they served, and the Board appointed former Akoya directors, Scott Mendel and Myla Lai-Goldman, M.D., respectively, as directors.
Our Board accepted the recommendation of our Nominating Committee and voted to nominate Myla Lai-Goldman, M.D., Masoud Toloue, Ph.D. and David Walt, Ph.D. for election at the Annual Meeting for a term of three years to serve until the 2028 Annual Meeting or until their respective successors have been duly elected and qualified.
Set forth in the table and biographies below are the names of our current directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years, as of the Record Date. Additionally, information about the specific experiences, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this Proxy Statement that each person listed below should serve as a director is provided below.
Name	Age	Position with Quanterix
Masoud Toloue, Ph.D.	45	President, Chief Executive Officer and Director
William P. Donnelly(1)(3)	64	Chair of the Board
Jeffrey T. Elliott(2)(3)	47	Director
Karen A. Flynn(1)(2)	62	Director
Myla Lai-Goldman, M.D.	67	Director
Ivana Magovčević-Liebisch, Ph.D., J.D.(1)(2)	58	Director
Paul M. Meister(3)	72	Director
Scott Mendel	58	Director
David R. Walt, Ph.D.(1)	72	Director

(1)
Member of our Compensation Committee

(2)
Member of our Nominating and Governance Committee

(3)
Member of our Audit Committee

Skills Matrix
The following skills matrix illustrates the skills and experiences that the Board believes are important for the Company’s current and future business needs and how such skills are represented by each director.
Knowledge, Skills, and Experience	William Donnelly	Masoud Toloue, Ph.D.	Jeffrey Elliot	Karen Flynn	Myla Lai- Goldman, M.D.	Ivana Magovčević- Liebisch, Ph.D., J.D.	Paul M. Meister	Scott Mendel	David Walt, Ph.D.
M&A/ Transactional	•	•	•	•	•	•	•	•
Capital Markets/ Finance	•		•			•	•	•
Healthcare Industry	•	•	•	•	•	•	•	•	•
Other Public Co. Board	•		•	•	•	•	•	•	•
R&D/ Scientific		•			•	•			•
Public Co. Executive	•	•	•	•	•	•	•	•
Legal/ Regulatory					•	•
Corporate Governance	•		•	•	•	•		•
Biographies
Masoud Toloue, Ph.D. has served as a member of our Board and as our President and Chief Executive Officer since April 2022. He served as President, Quanterix and Diagnostics from June 2021 to April 2022. Prior to joining us, Dr. Toloue most recently served as Senior Vice President, Diagnostics at PerkinElmer, Inc. (NYSE: RVTY) (“PerkinElmer”), where he led the diagnostics business from June 2019 to June 2021. During his tenure, he grew the diagnostics segment to account for over fifty percent of the company’s total revenue. Before that, Dr. Toloue led PerkinElmer’s Applied Genomics division from August 2016 to June 2019. Dr. Toloue founded and led the next-generation sequencing business at Bioo Scientific Corporation until its acquisition by PerkinElmer in 2016. He also co-founded and led Genohub Inc., where he transformed the company from a supplier of next-generation sequencing matching technology to a leading platform provider for managing sequencing projects globally. Dr. Toloue holds a doctoral degree in molecular cell biology from the University at Buffalo, where he also earned a Bachelor of Science in molecular cell biology, and was a postdoctoral fellow in protein biochemistry at The University of Texas Health Science Center in San Antonio. Dr. Toloue’s qualifications for service as a member of our Board include his extensive experience in the life sciences and diagnostics industries, as well as the perspective he brings as our President and Chief Executive Officer.
William P. Donnelly has served as a member of our Board since August 2023 and has served as Chair of the Board since March 2025. From 2014 to 2018, Mr. Donnelly served as Executive Vice President responsible for finance, investor relations, supply chain and information technology at Mettler-Toledo International Inc. (NYSE: MTD) (“Mettler-Toledo”). Mr. Donnelly served as Mettler-Toledo’s Chief Financial Officer from 1997 to 2002 and from 2004 to 2014 and as division head of Mettler-Toledo’s product inspection and certain lab businesses from 2002 to 2004. Mr. Donnelly served in various senior financial roles, including Chief Financial Officer, of Elsag Bailey Process Automation, NV from 1993 to 1997. Prior to that, he was an auditor with PricewaterhouseCoopers LLP from 1983 to 1993. Mr. Donnelly has been a director of Ingersoll Rand Inc. (NYSE: IR) since May 2017 and was appointed lead director in November 2021. He has also served as a director of TRowe Price Group, Inc. (Nasdaq: TROW) since 2023. Mr. Donnelly received a bachelor’s degree in business administration from John Carroll University. Mr. Donnelly’s qualifications for service as a member of our Board include his expertise in financial strategy and extensive leadership experience with publicly-held industrial and life science companies, including as Chief Financial Officer.
Jeffrey T. Elliott has served as a member of our Board since August 2024. Since September 2024, Mr. Elliott has served as a consultant to The Boston Consulting Group, Inc. He served as Chief Financial Officer of Exact Sciences Corp. (Nasdaq: EXAS) (“Exact Sciences”) from November 2016 to May 2024 and also as Chief Operating Officer from 2021 to 2023. Prior to his appointment as Chief Financial Officer, Mr. Elliott served as Exact Sciences’ Vice President, Strategy and Business Development from June 2016 to

November 2016. From 2007 to June 2016, Mr. Elliott was with Robert W. Baird & Co. where he was a senior equity research analyst covering healthcare companies, including those in the diagnostics and life science tools industry. Mr. Elliott has served as a director of Sera Prognostics, Inc. (Nasdaq: SERA) since March 2025. Mr. Elliott earned a bachelor’s degree in business administration from the University of Illinois at Urbana-Champaign and an M.B.A. from the University of Chicago Booth School of Business. Mr. Elliott is a Chartered Financial Analyst charter holder. Mr. Elliott’s qualifications for service as a member of our Board include his knowledge and expertise in financial strategy, notably in the diagnostics sector.
Karen A. Flynn has served as a member of our Board since June 2022. Ms. Flynn retired from her position as Chief Commercial Officer of Catalent, Inc. (NYSE: CTLT) (“Catalent”) in September 2022. Ms. Flynn previously served Catalent as President, Biologics and Chief Commercial Officer from January 2020 to October 2021. After retirement, Ms. Flynn served on an interim basis as Catalent’s President, Biomodalities from April 2023 to October 2023. Prior to joining Catalent, Ms. Flynn served as the Senior Vice President and Chief Commercial Officer of West Pharmaceutical Services, Inc. (NYSE: WST) (“West Pharmaceutical”) from 2016 to 2019, having previously served as the company’s President, Pharmaceutical Packaging Systems since 2014. Ms. Flynn has served as a director of Sotera Health Company (Nasdaq: SHC) since November 2023 and Stevanato Group S.p.A. (NYSE: STVN) since May 2024. She also is a member of the Board of Trustees of The Franklin Institute and serves in the Hesburgh Women of Impact mentorship program for the University of Notre Dame. Ms. Flynn is also a director of GermFree Laboratories, Inc. and of Ascend Advanced Therapies Ltd. Previously, Ms. Flynn served as a director of Catalent from September 2022 to January 2024 and Recro Pharma, Inc. from September 2015 to January 2020. Ms. Flynn holds a Master of Science in business administration from Boston University, a master of science in engineering from the University of Pennsylvania and a Bachelor of Science in pre-professional studies from the University of Notre Dame. Ms. Flynn’s qualifications for service as a member of our Board include her experience leading high growth businesses and her extensive background in commercial strategy, strategic planning, innovation and quality management.
Myla Lai-Goldman, M.D. has served as a member of our Board since July 2025. She served as a member of Akoya’s board of directors from September 2021 to July 2025. Dr. Lai-Goldman is the chair of GeneCentric Therapeutics, Inc., a precision medicine company, where she was a co-founder and previously served as Chief Executive Officer and President since June 2011. She is also managing partner of Personalized Science, LLC, a clinical diagnostic consulting company that she founded in 2008. Additionally, Dr. Lai-Goldman is a Venture Partner of Hatteras Venture Partners, a venture capital firm with a focus on biopharmaceuticals, medical devices, diagnostics and related opportunities in human medicine. Previously, Dr. Lai-Goldman was Chief Executive Officer and Chief Scientific Officer of CancerGuide Diagnostics, Inc. (“CancerGuide Diagnostics”). Before joining CancerGuide Diagnostics, she held various roles, including Executive Vice President, Chief Medical Officer and Chief Scientific Officer, at Laboratory Corporation of America Holdings (NYSE: LH) (“Labcorp”) and its predecessor company, Roche Biomedical Laboratories, Inc. (OTCMKTS: RHHBY). Dr. Lai-Goldman has served as a director of West Pharmaceutical (NYSE: WST), a public pharmaceutical company since 2014, NovoPath Inc. since 2022 and Mercy BioAnalytics, Inc. since 2023. Dr. Lai-Goldman spent more than 18 years at Labcorp where she served on Labcorp’s Executive and Management Committees, with strategic and operations responsibilities for three major genomic laboratories comprising more than 700 people. During her tenure at Labcorp, she led all clinical, scientific and medical activities, including the introduction of more than 400 clinical assays. Her experience includes the development of partnerships, licensing and acquisitions. Dr. Lai-Goldman is board-certified in anatomic and clinical pathology, is a recognized author and speaker on clinical diagnostics, and has substantial leadership experience. Dr. Lai-Goldman holds a Bachelor of Arts in biology with a concentration in ecology from the University of Pennsylvania and a Doctor of Medicine from Columbia University Vagelos College of Physicians and Surgeons. Dr. Lai-Goldman’s qualifications for service as a member of our Board include her extensive experience as a physician, researcher and corporate executive in the clinical laboratory and diagnostics industry.
Ivana Magovčević-Liebisch, Ph.D., J.D. has served as a member of our Board since October 2024. She has served as President and Chief Executive Officer of Vigil Neuroscience, Inc. (Nasdaq: VIGL) (“Vigil”) and as a member of their board of directors since July 2020. Prior to Vigil, Dr. Magovčević-Liebisch was Executive Vice President, Chief Business Officer at Ipsen S.A. (OTCMKTS: IPSEY) (“Ipsen”), a pharmaceutical company, from March 2018 to April 2020, where she led the External Innovation, Business

Development and Alliance Management functions. Prior to Ipsen, Dr. Magovčević-Liebisch was Executive Vice President, Chief Strategy and Corporate Development Officer at Axcella Health Inc. (OTC: AXL) from May 2017 to March 2018, and Senior Vice President, Head of Global Business Development for the specialty drug business at Teva Pharmaceutical Industries Ltd. (NYSE: TEVA) from March 2013 to May 2017. Dr. Magovčević-Liebisch previously worked at Dyax Corp. (acquired by Shire plc (“Shire”), now Takeda Pharmaceutical Company Limited (NYSE: TAK) (“Takeda”)) from April 2001 to March 2013 in management roles of increasing scope and responsibility, including Executive Vice President and Chief Operating Officer, where she launched the company’s first drug, Kalbitor® for an orphan indication, hereditary angioedema. Dr. Magovčević-Liebisch began her biopharmaceutical career at Transkaryotic Therapies, Inc. (acquired by Shire, now Takeda), where she was Director of Intellectual Property and Patent Counsel from 1998 to 2001. Dr. Magovčević-Liebisch currently serves as a director of Acrivon Therapeutics, Inc. (Nasdaq: ACRV). Previously, she was the Chairperson of the board of directors of Absci Corporation (Nasdaq: ABSI) and served as a director of Aeglea BioTherapeutics, Inc. (now Spyre Therapeutics, Inc. (Nasdaq: SYRE)) and Applied Genetic Technologies Corporation (acquired by Syncona Ltd., now Beacon Therapeutics Holdings Ltd). Dr. Magovčević-Liebisch is also a trustee of the Boston Museum of Science and of the Boston Ballet, and overseer of Beth Israel Deaconess Medical Center. She received a Bachelor of Arts in biology and chemistry from Wheaton College, a Ph.D. in genetics from Harvard University, and a J.D. in high technology law from Suffolk University Law School. Dr. Magovčević-Liebisch’s qualifications for service as a member of our Board include over 25 years of senior management experience in the biotechnology and pharmaceutical industry.
Paul M. Meister has served as a member of our Board since 2013. Mr. Meister is a partner in Novalis LifeSciences LLC, a life science focused venture firm, and is Co-Founder and Chief Executive Officer of Liberty Lane Partners, LLC, a private investment company with diverse investments in healthcare, technology and distribution-related industries. Mr. Meister served as President of MacAndrews & Forbes Inc. from 2014 to 2018. Mr. Meister also served as Executive Vice Chairman of Revlon, Inc., a leading beauty products company, on an interim basis from January 2018 to November 2018, when the Chief Executive Officer of Revlon, Inc. resigned. Mr. Meister previously served as Chairman and Chief Executive Officer of inVentiv Health Inc. (now known as Syneos Health, Inc.), a provider of commercial, consulting, and clinical research services to the pharmaceutical and biotech industries, from 2010 to 2015. Mr. Meister was Chairman of Thermo Fisher Scientific, Inc. (NYSE: TMO), a scientific instruments equipment and supplies company, from November 2006 to April 2007. He was previously an executive officer of Fisher Scientific International, Inc., a predecessor of Thermo Fisher Scientific, Inc., from 1991 to 2006. Mr. Meister has served as a director of Aptiv PLC (NYSE: APTV), a leading global technology and mobility company primarily serving the automotive sector, since 2019; Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX), a global pharmaceutical company, since 2019; and Oaktree Acquisitions Corp III (Nasdaq: OACCU), a company incorporated for the purpose of effecting a business combination with one or more businesses, since 2024. He also previously served as a director of Oaktree Acquisitions Corp from 2019 to 2020, Oaktree Acquisitions Corp II from 2020 to 2022, Scientific Games Corporation (Nasdaq: LNW), which provides customized, end-to-end solutions to the gaming industry, from 2012 to 2020, LKQ Corporation (Nasdaq: LKQ), a distributor of vehicle products, from 1999 to 2018, vTv Therapeutics, Inc. (Nasdaq: VTV), a clinical-stage biopharmaceutical company, from 2015 to 2018 and Revlon, Inc. from 2016 to 2019. Mr. Meister is Co-Chair of the University of Michigan’s Life Sciences Institute External Advisory Board and Chair of the Provost’s Advisory Committee. Mr. Meister has an M.B.A. from Northwestern University and a B.A. from the University of Michigan. Mr. Meister’s qualifications for service as a member of our Board include his financial and investment expertise and his extensive knowledge of the life sciences industry.
Scott Mendel has served as a member of our Board since July 2025. Mr. Mendel served as a member of Akoya’s board of directors from June 2021 to July 2025, including serving as the Chairman from October 2024 to July 2025. He has over 30 years of financial and operational leadership experience. Mr. Mendel served as President and Chief Executive Officer and a member of the board of directors of GenMark Diagnostics, Inc. (“GenMark”), a molecular diagnostics company, from May 2020 until its acquisition by F. Hoffmann-La Roche Ltd. in April 2021, and as President of GenMark following the acquisition until September 2021. From May 2014 to May 2020, Mr. Mendel also served in various roles of ascending responsibility with GenMark, including as interim Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. Prior to joining GenMark, Mr. Mendel served as the Chief Financial Officer of The Active Network, Inc., a global software as a service (SaaS) company that provides technology to organizers of events and activities, from

March 2010 through its acquisition by the private-equity firm Vista Equity Partners Management, LLC in December 2013. Prior to joining The Active Network, Mr. Mendel held finance positions at General Electric Company (NYSE: GE) (“General Electric”), a diversified technology, media and financial services company, for over 20 years, including Chief Financial Officer from March 2003 to March 2010 for General Electric’s Healthcare IT division, a leading provider of medical technologies and services. Mr. Mendel has served as a director of Pattern Bioscience, Inc., a rapid pathogen identification and antibiotic susceptibility testing company, since May 2024 and Quantum-Si Incorporated (Nasdaq: QSI), a public protein sequencing company, since May 2023, and previously served as a director of Visby Medical, Inc., a diagnostics company. Mr. Mendel earned a Bachelor of Science in finance from Indiana University and an M.B.A. from Northwestern University’s Kellogg School of Management. Mr. Mendel’s qualifications for service as a member of our Board include his financial expertise and experience in the medical technology industry.
David R. Walt, Ph.D. was our founding scientist and has served as a member of our Board since 2007. Since 2017, Dr. Walt has served as Hansjörg Wyss Professor of Biologically Inspired Engineering and Professor of Pathology at Harvard Medical School in the Department of Pathology at the Brigham and Women’s Hospital and as a core faculty member of the Wyss Institute for Biologically Inspired Engineering. He is also a Howard Hughes Medical Institute Professor. From 1981 to 2017 Dr. Walt served in a variety of positions at Tufts University, including University Professor, Professor of Chemistry, Professor of Biomedical Engineering, Professor of Genetics, Professor of Neuroscience, Professor of Cell and Molecular Biology, and Professor of Oral Medicine. Dr. Walt was also the founding scientist of Illumina, Inc. (Nasdaq: ILMN) and served as a member of its board of directors from 1998 to 2016. From 2013 to 2021, Dr. Walt served as a director of Exicure, Inc. (Nasdaq: XCUR), a publicly traded company that develops therapeutics for immuno-oncology, inflammatory diseases and genetic disorders. Dr. Walt also serves as Co-Founder and director of Arbor Biotechnologies, Inc., Protillion Biosciences and Vizgen, Inc. He has received numerous national and international awards and honors for his fundamental and applied work in the field of optical sensors, microwell arrays and single molecule detection. He recently received the National Medal of Technology and Innovation (NMTI), which the president of the United States bestows on individuals who have made exemplary achievements in science, technology and innovation to strengthen the nation’s well-being. He is a member of the U.S. National Academy of Engineering, U.S. National Academy of Medicine, American Philosophical Society, and American Academy of Arts and Sciences and serves as a fellow of the American Institute for Medical and Biological Engineering, the National Academy of Inventors, and the American Association for the Advancement of Science. He has been inducted into the U.S. National Inventors Hall of Fame. Dr. Walt has a Bachelor of Science in Chemistry from the University of Michigan and a Ph.D. in Chemical Biology from Stony Brook University. Dr. Walt’s qualifications for service as a member of our Board include his extensive experience in developing life sciences companies and his expertise in chemistry, diagnostics technologies and biomedical engineering.
Our Board reviewed the materiality of any relationship that each of our directors and director nominees has with Quanterix Corporation, either directly or indirectly, including those described under the caption “Certain Relationships and Related Person Transactions” below. Based upon this review, our Board has determined that each of the following directors and director nominees is “independent” under Nasdaq independence standards: William Donnelly, Jeffrey Elliott, Karen Flynn, Myla Lai-Goldman, M.D., Ivana Magovčević-Liebisch, Ph.D., J.D., Scott Mendel, Paul Meister, and David Walt, Ph.D. In addition, the Board had determined that Sarah Hlavinka and Martin D. Madaus, Ph.D., who each served as a director until July 8, 2025, were “independent” under Nasdaq independence standards.
There are no family relationships between or among any of our directors or director nominees. The principal occupation and employment during the past five years of each of our directors and director nominees was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. Pursuant to the Amended and Restated Agreement and Plan of Merger, dated April 28, 2025, by and between Quanterix and Akoya, former Akoya directors, Myla Lai-Goldman, M.D. and Scott Mendel, were appointed to replace Sarah Hlavinka and Martin D. Madaus, Ph.D., respectively, as Quanterix directors effective as of July 8, 2025, the closing date of our acquisition of Akoya.
There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Committees of the Board of Directors and Meetings
Meeting Attendance.   During 2024, our Board met or acted by written consent fourteen times and the three standing committees of the Board met or acted by written consent a total of 32 times. All incumbent directors attended at least 75% of meetings of the Board and of committees of the Board on which such director served during 2024. Our Board is encouraged, but not required, to attend each annual meeting of our stockholders. Two directors attended our 2024 annual meeting of stockholders (the “2024 Annual Meeting”).
Audit Committee.   The Audit Committee of the Board of Directors (the “Audit Committee”) met or acted by written consent fifteen times during 2024. The committee currently consists of three members: Jeffrey T. Elliott (Chairperson), William P. Donnelly and Paul M. Meister. The Audit Committee’s role and responsibilities are set forth in its written charter and include:
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selecting a firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

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ensuring the independence of the independent registered public accounting firm;

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discussing the scope and results of the audit with the independent registered public accounting firm and reviewing the Company’s interim and year-end operating results with management and the independent registered public accounting firm;

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establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

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considering and reviewing the effectiveness of the Company’s internal controls over financial reporting and internal audit functions, if any, with management and the independent registered public accounting firm;

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reviewing significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, recent professional and regulatory pronouncements, and their impact on the Company’s financial statements;

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reviewing legal or regulatory matters that could have a significant impact on the Company’s financial statements with legal counsel;

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reviewing material related party transactions and other related party transactions that require disclosure;

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approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm;

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preparing the audit committee report required by SEC rules, which is included in the section of this Proxy Statement titled, “Report of Audit Committee”; and

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overseeing Company programs, policies, and procedures related to information security and data protection.

All members of the Audit Committee satisfy the independence standards promulgated by the SEC and Nasdaq, as such standards apply specifically to members of audit committees. Our Board has determined that William P. Donnelly, Jeffrey T. Elliott, and Paul M. Meister each qualify as an “audit committee financial expert,” as that term is defined in rules promulgated by the SEC. The designation of an “audit committee financial expert” does not impose upon such persons any duties, obligations or liabilities that are greater than those generally imposed on each of them as a member of the Audit Committee and the Board, and such designation does not affect the duties, obligations or liabilities of the Board.
A copy of the Audit Committee’s written charter is publicly available on the Company’s website at www.quanterix.com.
Compensation Committee.   The Compensation Committee of the Board of Directors (the “Compensation Committee”) met or acted by written consent six times during 2024. The committee currently consists of four members: Karen A. Flynn (Chairperson), William P. Donnelly, Ivana Magovčević-Liebisch, Ph.D., J.D. and David R. Walt, Ph.D. The Compensation Committee’s role and responsibilities are set forth in its written charter and include:
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reviewing and approving, or making recommendations to our Board with respect to, the compensation and other terms of employment of the Company’s executive officers;

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overseeing the annual process of evaluation of the performance of the Corporation’s management;

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reviewing and making recommendations with respect to director compensation and benefits;

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administering the Company’s 2017 Employee, Director and Consultant Equity Incentive Plan (the “2017 Equity Incentive Plan”), 2007 Stock Option and Grant Plan, as amended (the “2007 Plan”), and 2017 Employee Stock Purchase Plan (the “ESPP”);

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assisting the Board in establishing appropriate incentive compensation and equity-based plans and administering such plans;

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reviewing compensation policies and practices for all employees to determine whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company; and

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reviewing and discussing the Compensation Discussion and Analysis (“CD&A”) prepared by management and, based on such review and discussions, recommending to the Board that the CD&A be included in the Corporation’s Annual Report on Form 10-K, proxy statements, or any other applicable filing as required by the SEC.

To qualify as independent to serve on the Company’s Compensation Committee, the Nasdaq listing standards require a director not to accept any consulting, advisory, or other compensatory fee from the Company, other than for service on the Board, and that the Board consider whether a director is affiliated with the Company and, if so, whether such affiliation would impair the director’s judgment as a member of the Company’s Compensation Committee. Our Board has concluded that each of Karen A. Flynn, William P. Donnelly, Ivana Magovčević-Liebisch, Ph.D., J.D. and David R. Walt, Ph.D. qualifies as “independent” under applicable rules and regulations of Nasdaq and the SEC. The Compensation Committee has the authority to retain or obtain the advice of such compensation consultants, legal counsel, experts and other advisors as it may deem appropriate in its sole discretion. The Compensation Committee is directly responsible for the appointment, compensation and oversight of its consultants, legal counsel, experts and advisors and has sole authority to approve their fees and retention terms, and the Company provides funding for such fees and related expenses.
The Compensation Committee retained Pay Governance, LLC (“PayGov”) as its independent compensation consultant for 2024. Services provided by PayGov included assistance in reviewing trends in executive compensation, selecting the Company’s compensation peer group and designing the Company’s executive compensation programs. PayGov also assisted the Compensation Committee in obtaining compensation benchmark data and establishing the target compensation levels of the Company’s executive officers. PayGov provides no services to the Company other than those performed on behalf of the Compensation Committee. The Compensation Committee considers the independence of its compensation consultant on an annual basis. A copy of the Compensation Committee’s written charter is publicly available on the Company’s website at www.quanterix.com.
Nominating and Governance Committee.   The Nominating and Governance Committee of the Board of Directors (the “Nominating Committee”) met or acted by written consent 11 times during 2024. The committee consists of three members: Ivana Magovčević-Liebisch, Ph.D., J.D. (Chairperson), Jeffrey T. Elliott and Karen A. Flynn. Our Board has determined that all members of the Nominating Committee qualify as “independent” under the Nasdaq rules. The Nominating Committee’s responsibilities are set forth in its written charter and include:
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identifying, evaluating and recommending candidates for membership on our Board;

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evaluating the composition, organization and governance of the Board and its committees, and making recommendations to the Board for approval;

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reviewing and recommending guidelines and policies on corporate governance;

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developing, adopting and overseeing the implementation of a Code of Business Conduct and Ethics for all directors, executive officers and employees of the Corporation; and

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administering the annual Board performance evaluation process, including conducting surveys of director observations, suggestions and preferences.

In 2022, the Nominating Committee proposed, and our Board approved, corporate governance guidelines, which, in conjunction with our Charter, our Bylaws, our committee charters and key Board policies, form the framework for the Company’s governance.
Generally, the Nominating Committee considers director candidates recommended by stockholders as well as from other sources, such as other directors or officers, third-party search firms or other appropriate sources. Once identified, the Nominating Committee evaluates a candidate’s qualifications in accordance with our Nominating and Governance Committee Policy Regarding Qualifications of Directors, which is appended to the Nominating Committee’s written charter. Threshold criteria include personal integrity and sound judgment, business and professional skills and experience, independence, industry knowledge, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on our Board, and concern for the long-term interests of our stockholders. The Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating Committee will consider issues of diversity among our Board in identifying and considering director nominees and will strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experiences, ages, genders, ethnicities and countries of citizenship on our Board and its committees.
A stockholder who wishes to propose a candidate for consideration as a nominee for election to our Board must follow the procedures described in our Bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this Proxy Statement. In general, persons recommended by stockholders will be considered in accordance with our Policy on Shareholder Recommendation of Candidates for Election as Directors, which is appended to the Nominating Committee’s written charter. Any such recommendation should be made in writing to the Nominating Committee, care of the Company’s Corporate Secretary at our principal office, and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner of the Company’s Common Stock, if any, on whose behalf the nomination is made:
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all information relating to such person that would be required to be disclosed in a proxy statement filed with the SEC;

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certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;

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a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and

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a statement as to whether such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:
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certain biographical information;

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all information required to be disclosed in solicitations of proxies for election of directors;

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certain information about any other security holder of the Company who supports the proposed nominee;

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a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and

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additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by the Bylaws.

A copy of the Nominating Committee’s written charter, including its appendices, is publicly available on the Company’s website at www.quanterix.com.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has been one of our officers or employees at any time during the previous three years. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. For a description of any transactions between us and members of our Compensation Committee and affiliates of such members, please see “Certain Relationships and Related Person Transactions” below.
Board Leadership Structure and Role in Risk Oversight
Our Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chair of the Board (the “Chair”), as our Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of our Board. William P. Donnelly, an independent director under the Nasdaq listing standards, currently serves as Chair of our Board. The Chair of the Board and the other members of our Board work in concert to provide oversight of our management and affairs. Our Board encourages communication among its members and between management and our Board to facilitate productive working relationships. Working with the other members of our Board, the Chair strives to ensure that there is an appropriate balance and focus among key Board responsibilities such as strategic development, review of operations and risk oversight.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for risk management on a day-to-day basis, with our Board overseeing risk management processes directly and through its committees by evaluating the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. Members of our senior management team attend our quarterly Board meetings and are available to address any questions or concerns raised by the Board on risk management and any other matters. In addition, our Board regularly receives reports on strategic matters involving Company business. The Audit Committee oversees risk management activities related to financial controls, cybersecurity, and legal and compliance risks, and our full Board receives regular reports from management with respect to cybersecurity risks. The Compensation Committee oversees risk management activities relating to Company compensation policies and practices, and the Nominating Committee oversees risk management activities relating to Board composition and governance-related matters. Each committee reports to our full Board on a regular basis and provides reports with respect to such committee’s risk oversight activities as appropriate.
Board Evaluation Process
Our Board conducts an annual self-evaluation that is intended to assess whether the Board, its committees and their members are functioning effectively and to provide an opportunity to improve performance and effectiveness. As part of the evaluation process for the Board, each director completes a written questionnaire that is designed to solicit feedback on a wide range of topics, including: Board membership and culture; sufficiency of meetings and materials; committees, corporate policies and governance policies; interactions with management; corporate strategy; and risk and risk management. Each standing committee of the Board also completes a questionnaire tailored to the function of the committee. Responses are not attributed to any individual director in order to promote candid feedback. The Nominating Committee is charged with overseeing this process and may supplement written evaluations with interviews or other measures designed to solicit feedback. The results of the self-evaluations are reviewed by the Board and each committee and appropriate steps are taken in partnership with management to implement any agreed-upon improvements.

Compensation Risk Assessment
Following a review of our compensation policies and practices, our Compensation Committee believes that risks arising from those policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, our Compensation Committee believes that compensation-related risk is limited by a number of factors, including the following:
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Our compensation packages include multiple elements, including fixed and variable compensation, the amount and mix of which is appropriate to an employee’s level and role in Quanterix.

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Our variable compensation programs employ a number of different performance metrics that are aligned with our near-term and strategic objectives and the interests of our stockholders.

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Our long-term incentive equity awards are designed to align the interests of our employees and management with the interests of our stockholders.

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We limit the payouts under our annual cash incentive bonus programs to an amount that is appropriate to the recipient’s role in Quanterix.

We believe that, taken as a whole, the various elements of our compensation packages mitigate compensation-related risk by reducing the focus on any single compensation element or performance metric, by encouraging our employees to consider both long- and short-term goals that are aligned with the interests of our stockholders and by discouraging excessive risk in order to reach performance goals or to achieve excessive payouts.
Stockholder Communications with the Board
Generally, stockholders who have questions or concerns should contact our Investor Relations department at https://ir.quanterix.com/investor-resources/contact-ir. However, any stockholder who wishes to communicate with our Board, non-management members of our Board as a group or a specific member of our Board (including the Chair) may do so by written communication addressed to the attention of the Chair of the Board by mail at 900 Middlesex Turnpike, Building 1, Billerica, Massachusetts 01821 or using the “IR Contacts” page of our website at https://ir.quanterix.com/investor-resources/contact-ir. Communications will be reviewed and distributed to the members of our Board unless such communications are unsolicited items, sales materials or other routine items or items unrelated to the duties and responsibilities of the Board or are otherwise determined to be frivolous, irrelevant, threatening, illegal or similarly unsuitable.
Executive Officers
The following table sets forth the name, age, and position(s) of each of our executive officers as of August 1, 2025. We have entered into employment agreements with our executive officers. Dr. Toloue and Ms. Sriram are both at-will employees. See “Compensation Discussion & Analysis — Employment Agreements with our Named Executive Officers” and “Potential Payments upon Termination or Change of Control” below for additional information about Dr. Toloue’s and Ms. Sriram’s employment agreements.
Name	Age	Positions
Masoud Toloue, Ph.D.	45	President and Chief Executive Officer
Vandana Sriram	52	Chief Financial Officer and Treasurer
See “The Board of Directors” above for biographical information about Dr. Toloue.
Vandana Sriram joined Quanterix in August 2023 as Chief Financial Officer. Ms. Sriram served as Senior Vice President of Global Finance at Azenta, Inc. (Nasdaq: AZTA) (“Azenta Life Sciences”) from September 2021 to August 2023, where she was responsible for the Controllership, FP&A and segment Chief Financial Officer activities as a member of the leadership team. Prior to Azenta Life Sciences, Ms. Sriram served in a variety of positions at General Electric of increasing responsibility from July 1999 to September 2021, most recently as the head of FP&A for GE Aerospace (f/k/a GE Aviation), a leading provider of commercial and military jet engines and components. Ms. Sriram graduated with a bachelor’s degree in commerce from Delhi University and is a chartered accountant from the Institute of Chartered Accountants of India. She also graduated from the GE Experience Financial Leadership Program and is a registered certified public accountant.

PROPOSAL NO. 2
ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION
We are seeking your advisory vote as required by the Securities Exchange Act of 1934, as amended (“Exchange Act”) on the approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related material contained in this Proxy Statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and our Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Our compensation philosophy is designed to align each executive’s compensation with Quanterix’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and our Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.
In accordance with the rules of the SEC, the following resolution, commonly known as a “Say-on-Pay” vote, is being submitted for a stockholder vote at the 2025 Annual Meeting:
“RESOLVED, that the compensation paid to the named executive officers of Quanterix Corporation, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this Proxy Statement, is hereby APPROVED.”
The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, this resolution.
We currently hold our advisory vote to approve the compensation of our named executive officers annually. Stockholders also have an opportunity to cast an advisory vote on the frequency of the Say-on-Pay vote. We expect the next advisory vote on the frequency of the Say-on-Pay vote will be at the 2028 Annual Meeting.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis that appears in this Proxy Statement with our management. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement.
Members of the Compensation Committee:
Karen A. Flynn (Chairperson)
William P. Donnelly
Ivana Magovčević-Liebisch, J.D., Ph.D.
David R. Walt, Ph.D.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the principal components of the compensation program for our named executive officers. It should be read in conjunction with the other information contained in this Proxy Statement. The following executives were our named executive officers for the fiscal year ended December 31, 2024:
Name	Title
Masoud Toloue, Ph.D.(1)	President and Chief Executive Officer
Vandana Sriram(2)	Chief Financial Officer and Treasurer

(1)
Dr. Toloue became President and Chief Executive Officer on April 25, 2022.

(2)
Ms. Sriram joined the Company as Chief Financial Officer and Treasurer on August 21, 2023.

Executive Summary
Compensation Governance Highlights
What We Do	What We Don’t Do
Reward performance according to pre-established performance goals	Permit hedging or pledging of our stock
Provide a meaningful portion of the compensation of our Chief Executive Officer and named executive officers through performance-based or at-risk compensation	Include automatic compensation increases or equity grants in our employment agreements
Establish stock ownership guidelines for our executive officers	Provide single trigger change of control benefits
The Compensation Committee retains an independent compensation consultant	Provide for excessive cash severance
We hold an annual advisory vote on executive compensation	Provide our executives with golden parachute tax gross-ups
Cap payouts under our compensation plans to discourage inappropriate risk taking by our executives	Maintain executive pension plans or other retirement programs that are not generally available to all employees
Provide for double-trigger change of control severance provisions
Compensation Program Overview
Our Compensation Committee strives to design and implement executive compensation programs that attract, retain, and motivate our executives, while aligning our executives’ interests with our business strategy and the interests of our stockholders.
The compensation of our named executive officers in 2024 consisted of three main elements:
Element	Award Vehicle	Guaranteed vs. At-Risk	Performance vs. Time-Based
Base Salary	Cash	Guaranteed	Not applicable
Annual Cash Incentive Bonus	Cash	At-Risk	Performance-Based
Long-Term Incentive Equity	Restricted Stock Units (“RSUs”) and Stock Options	At-Risk	Time-Based

2024 Target Pay Mix
Consistent with our philosophy of aligning executive compensation with our short- and long-term performance, and to foster alignment with stockholder interests, our compensation programs are designed to provide a mix of compensation elements. Although we do not have a pre-established policy or target for allocating between the various compensation elements, the allocation is influenced by data from our compensation peer group, our short- and long-term objectives and factors specific to individual executives.
The following charts depict the allocation of the compensation elements of Dr. Toloue, our Chief Executive Officer, and Ms. Sriram, our Chief Financial Officer, in 2024:
Stockholder Advisory Vote on Executive Compensation
At the 2024 Annual Meeting, our stockholders indicated their support for our executive compensation with 98% of the votes cast being in favor of our executive compensation program. We value the opinions of our stockholders, and, for that reason, we conduct the Say-on-Pay vote every year.
Compensation Overview
Compensation Objectives.   The primary objectives of our executive compensation programs are to:
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attract, retain and motivate the best possible executive talent;

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ensure executive compensation is aligned with our corporate strategies and business objectives;

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promote the achievement of key strategic and financial performance measures by linking incentive-based awards to the achievement of measurable corporate and individual performance goals; and

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align executives’ incentives with the creation of stockholder value.

To achieve these objectives, the Compensation Committee periodically evaluates our executive compensation programs and seeks to set compensation at levels the Compensation Committee believes are appropriate to allow us to compete for executive talent with other companies in our industry.
Compensation Process
Role and Authority of the Compensation Committee.   The Compensation Committee oversees our executive compensation programs. In this role, the Compensation Committee reviews and approves the compensation of our executive officers. Additional information about the Compensation Committee, including its composition and responsibilities, can be found under the caption “Management and Corporate Governance” in this Proxy Statement. The Compensation Committee’s practice has been to establish fiscal year base salaries and to approve annual and long-term incentive equity awards, on an annual basis. From time-to-time, the Compensation Committee makes other adjustments to individual compensation arrangements due to promotions, changes of responsibilities or other appropriate circumstances.
The Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board or officers of the Company to grant stock awards under the Company’s equity incentive plans. Under its charter, the

Compensation Committee has delegated authority to award equity grants to the Equity Award Subcommittee of the Compensation Committee (the “Equity Award Subcommittee”). The Equity Award Subcommittee currently consists of William Donnelly, Karen Flynn and Ivana Magovčević-Liebisch, Ph.D., J.D., all of whom qualify as independent directors and non-employee directors under applicable rules.
Role of Compensation Consultants.   As discussed above, the Compensation Committee retained PayGov as its independent compensation advisor for 2024. Services provided by PayGov included assistance in reviewing trends in executive compensation, selecting our compensation peer group and designing our executive compensation programs. PayGov also assisted the Compensation Committee in obtaining compensation benchmark data and establishing the target compensation levels of our executive officers. PayGov provides no services to us other than those performed on behalf of the Compensation Committee. The Compensation Committee considers the independence of its compensation consultant on an annual basis.
Role of Management.   The Compensation Committee receives input from our Chief Executive Officer and other members of our senior management team with respect to compensation programs for our executives. The Compensation Committee also receives input from our Chief Executive Officer on the performance of our other executives and on compensation decisions for those executives. The Compensation Committee considers, but is not bound by and does not always accept, the recommendations of our Chief Executive Officer or the other members of our management team with respect to compensation matters. While our Chief Executive Officer and other members of our senior management team typically attend Compensation Committee meetings, the Compensation Committee regularly meets in executive session without management present. Our Chief Executive Officer is not present during voting or deliberations on his compensation.
Bases for Our Compensation Policies and Decisions
As a general guideline, the Compensation Committee seeks to establish the target compensation of our executive officers at or slightly above the median of our peers, assuming that we meet the performance targets established for incentive-based programs. An individual executive’s target compensation may be higher or lower than this guideline based on his or her particular background, experience and performance, market factors and internal equity. These factors are weighed by the Compensation Committee in its judgment, and no one factor takes precedence over the others.
In determining our compensation peer group, the Compensation Committee selects companies that are similar to us based on criteria such as industry, market capitalization, revenue and revenue growth and number of employees. In establishing the fiscal 2024 compensation of our executive officers, the Compensation Committee reviewed our compensation peer group with the assistance of PayGov. The companies in our peer group for the fiscal year ended December 31, 2024 were as follows:
Adaptive Biotechnologies Corporation	OmniAb, Inc.
Castle Biosciences, Inc.	Pacific Biosciences of California, Inc.
Cryoport, Inc.	Quantum-Si Inc.
Cytek Biosciences, Inc.	Seer, Inc.
Maravai LifeSciences Holdings, Inc.	SomaLogic, Inc.
Mesa Laboratories, Inc.	Twist Bioscience Corporation
Nautilus Biotechnology, Inc.	Veracyte, Inc.
Elements of Our Compensation Program
The primary elements of our executive compensation program are base salary, annual cash incentive bonus programs and long-term incentive equity programs.
The Compensation Committee has not adopted a formal policy for allocating between short- and long-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing information provided by its compensation consultant and other relevant information, determines what it believes to be the appropriate level and mix of compensation components.

Base Salary
Base salaries provide fixed compensation to our executives. Generally, we believe that executive base salaries should be competitive with salaries for executives in similar positions at comparable companies, including those in our compensation peer group. Base salaries are reviewed at least annually by the Compensation Committee and are adjusted from time to time to realign salaries with market levels after considering factors such as individual roles and responsibilities, performance, experience, market conditions, and information from our compensation consultant. The 2023 and 2024 base salaries for our 2024 named executive officers were as follows:
Executive	2023 Base Salary	2024 Base Salary	% Change
Masoud Toloue, Ph.D.	$600,000	$650,000	8.3%
Vandana Sriram(1)	$440,000	$446,160	1.4%

(1)
Ms. Sriram joined Quanterix as Chief Financial Officer and Treasurer on August 21, 2023, and her 2024 base salary increase was pro-rated based on her start date.

Annual Cash Incentive Bonus Program
Our Annual Cash Incentive Bonus Program is designed to encourage our executives, including our named executive officers, to achieve specified corporate and individual performance objectives. The Annual Cash Incentive Bonus Program emphasizes pay for performance and is intended to align executive compensation with the achievement of specified operating results. The high-level structure of the 2024 Annual Cash Incentive Bonus Program as established by the Compensation Committee is as follows:
For each of our named executive officers, the target award is multiplied by a corporate performance factor and an individual performance factor to arrive at the actual award.
2024 Annual Cash Incentive Bonus Program Target Awards.   The Compensation Committee annually sets individual target awards expressed as a percentage of each participant’s base salary earned during the year. The Compensation Committee takes into account market data and annual cash incentive levels for comparable positions at companies in our compensation peer group. For 2024, the Compensation Committee determined the target incentive opportunities shown below for the named executive officers:

Executive	2024 Target Award (% of Base Salary)
Masoud Toloue, Ph.D.	100%
Vandana Sriram	70%
2024 Annual Cash Incentive Bonus Program Corporate Performance Factor.   For 2024, the Compensation Committee approved the calculation of the corporate performance factor based on company performance against specified levels of achievement of revenue, non-GAAP gross margin, cash usage and certain corporate strategic objectives, with each factor weighted at 40%, 20%, 10% and 30%, respectively. The threshold level of achievement for each performance element was set at 0.5x of the target level, and the maximum level of achievement was set at 1.5x of the target level. Each performance metric was calculated on a sliding scale between the threshold, target and maximum values, as applicable.
With respect to the non-GAAP gross margin performance element referenced above, performance is measured for these purposes based on gross margin as adjusted to include shipping and handling costs for product sales within cost of product revenue instead of within selling, general and administrative expenses. Non-GAAP gross margin is a financial measure that we consider significant in our business. For a reconciliation of non-GAAP gross margin to gross margin, please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2024.
The strategic objectives for 2024 were:
•
menu expansion through the launch of new assays;

•
progress towards a new platform launch;

•
achievement of certain commercial bookings targets;

•
achievement of revenue targets related to certain strategic initiatives; and

•
full remediation of material weaknesses.

We believe that the performance targets set by the Compensation Committee were established at levels appropriately challenging to attain and that they required considerable and increasing collective effort on the part of our employees, including our named executive officers, to achieve.
Under the Company’s Annual Cash Incentive Bonus Program, the Compensation Committee has discretion to adjust the calculation of Company performance to take account of unanticipated or non-routine events or transactions to ensure the program appropriately rewards performance and prevents unintended windfalls or penalization to participants. After the end of 2024, the Compensation Committee determined that it was appropriate to adjust the calculation of gross margin performance and cash usage to eliminate the effects of certain non-routine events and developments that were not anticipated when the performance targets were initially set, including, for example, expenses associated with the restatement of our financial statements. These adjustments to gross margin and cash usage performance are reflected in the table below.
The threshold, target, and maximum goals and the associated payout factors for each performance metric, and the actual performance and performance factors with respect to each such metric as applicable to the corporate performance factor were as follows:
	Weight	Threshold (0.5x)	Target (1.0x)	Maximum (1.5x)	Actual	Performance Factor	Weighted Payout
2024 Revenue ($)	40%	$135 million	$143.5 million	$159 million	$137.4 million	0.62x	25%
Non-GAAP Gross Margin(1)	20%	55%	59%	239.6%	57%(2)	0.69x	14%
Cash Usage	10%	$(30.0) million	$(24.0) million	$(14.0) million	$(25.3) million(2)	0.83x	8%
Strategic Objectives	30%	Up to 3% each	Up to 6% each	Up to 9% each	28%	0.95x	29%
Total	100%						75%

(1)
For a reconciliation to GAAP, excluding the adjustments referred to in footnote (2), and other pertinent information, refer to page 60 of the 2024 Annual Report.

(2)
Reflects adjustments approved by the Compensation Committee to eliminate the effect of certain non-routine events and developments that were not anticipated when the performance targets were initially set, as discussed above.

The Committee reviewed our performance against the metrics set forth above and took note of the numerical result of 75% (or 0.75x). The Committee then took into account that we achieved 12% revenue growth in 2024 in a capital-constrained environment and that our revenue growth outperformed the median 2024 revenue growth of our 2025 proxy peer group, which was 2%, and outperformed the 2024 revenue growth of all but one of our 2025 proxy peers in the life sciences tools and services segment. Additionally, the Compensation Committee considered that our revenue growth was superior to that of certain larger companies in the life sciences tools and services segment, which had growth rates that were predominantly flat to declining. In light of our achievements in 2024 and our overall revenue performance during 2024, the Compensation Committee approved a corporate performance factor of 0.9x.
2024 Annual Cash Incentive Bonus Program Individual Performance Factor.   The individual performance factor for our named executive officers was capped at 1.1x for a maximum level of achievement. Each of our named executive officers was assigned personal objectives designed to support our corporate goals and objectives and to be consistent with the executive’s roles and responsibilities.
The individual performance factor for each of our named executive officers was determined by the Compensation Committee based on its assessment of the executive’s individual performance, taking into account the executive’s personal objectives and the recommendation of our Chief Executive Officer (for executives other than himself). For 2024, based on its review of our named executive officers’ respective individual performance, the Compensation Committee established the individual performance factors for our named executive officers as follows: Dr. Toloue — 1.0x and Ms. Sriram — 0.91x.
2024 Annual Cash Incentive Program Actual Awards.   Based on the above, our named executive officers received cash payouts under our 2024 Annual Cash Incentive Bonus Program as follows. Payments were determined based on each individual executive’s base salary earned in 2024.
Executive	Target Award (% of Base Salary)	Corporate Performance Factor	Individual Performance Factor	Payment ($)
Masoud Toloue, Ph.D.	100%	0.9x	1.0x	$585,000
Vandana Sriram	70%	0.9x	0.91x	$255,784
2024 Long-Term Incentive Equity Program
A significant portion of our executive compensation is delivered in the form of long-term incentive equity awards. We believe that equity-based grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and stockholders. In addition, the vesting feature of the equity grants furthers our goal of executive retention by providing an incentive to our executives to remain in our employ during the vesting period. All grants of equity-based awards to our executives are approved by the Equity Award Subcommittee and are made pursuant to our 2017 Equity Incentive Plan. In determining the size of equity-based awards to our executives, the Equity Award Subcommittee considers factors such as scope of responsibility, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards, the recommendations of our Chief Executive Officer, equity award levels for similarly situated executives at our peer companies and other market data provided by PayGov, the Compensation Committee’s independent consultant.
We have historically granted equity awards in the form of stock options and RSUs. We believe that stock options, which are granted with an exercise price equal to the fair market value of our Common Stock on the grant date, provide an appropriate long-term incentive for our executives because stock options reward our executives only to the extent our stock price increases over time. Likewise, we believe that RSUs, the value of which tends to be subject to less variability than stock options, encourage our executives to take actions that foster long-term stock price appreciation while also encouraging retention.
The Equity Award Subcommittee approved 2024 Long-Term Incentive Equity awards for our named executive officers as set forth in the following table:
Executive	2024 Approximate Award Value ($)	Number of Stock Options	Number of RSUs
Masoud Toloue, Ph.D.	$5,200,000	227,262	67,532
Vandana Sriram	$1,900,000	83,038	24,675
The stock options and RSUs granted vest over a four-year period, with one-fourth of each of the stock options and RSUs vesting on the first anniversary of the grant date and the remainder vesting ratably on a monthly basis over the next three years, provided the recipient remains with us through the applicable vesting date. Stock options were valued according to their Black-Scholes valuation as of the grant date. For our named executive officers, the number of stock options and RSUs awarded was determined on a 70% Option /30% RSU ratio, which we believe provides an appropriate balance of incentives for our senior executives.
All awards granted to our named executive officers are granted under a stockholder-approved plan and stock options are granted at an exercise price at or above the closing market price of our Common Stock on the date of grant. Equity awards, including options, are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of option or equity grant dates.
Additional detail regarding awards to the named executive officers can be found in the “Summary Compensation Table,” “2024 Fiscal Year Grants of Plan-Based Awards” table and “Outstanding Equity Awards at 2024 Fiscal Year-End” table elsewhere in this Proxy Statement.
Other Benefits
We provide a broad-based benefit program to our eligible employees. In 2024, we provided the following benefits to our named executive officers on the same basis as our other eligible employees:
•
health insurance;

•
vacation, holidays and sick days;

•
life insurance and supplemental life insurance;

•
short-term and long-term disability insurance; and

•
a 401(k) retirement plan.

We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.
Severance and Change of Control Benefits
Dr. Toloue and Ms. Sriram are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of Quanterix. We consider these severance and change of control benefits to be an important component of our executive compensation program and consistent with competitive market practice. We believe that providing appropriate severance and change of control benefits helps to attract and retain qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with us, and by reducing financial uncertainty associated with an unexpected termination or termination following a change of control. We have provided more detailed information regarding these benefits, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change of Control” below. Our practice has been to structure change of control benefits so that cash benefits are paid only if the employment of the executive is terminated or if the executive resigns for good reason during specified periods before or after a change of control has occurred. Vesting of equity in connection with a change of control will generally only occur if the executive is not provided with a comparable replacement equity award or if the employment of the executive is terminated or if the executive resigns for a reason during a specified period before or after the change of control (commonly referred to as double trigger vesting).
Tax Considerations
The Compensation Committee considers tax and accounting implications in its executive compensation determinations, although in some cases, other important considerations may outweigh tax or accounting considerations, and the Compensation Committee maintains the flexibility to compensate its executive officers in accordance with our compensation philosophy.
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers, subject to certain transition relief applicable to certain arrangements in place as of November 2, 2017, and not materially modified after such date. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
If accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Insider Trading Policy
The Company has adopted an insider trading and compliance policy governing the purchase, sale, and other dispositions of its securities by the directors, officers, employees and consultants of the Company and has implemented processes for the Company that it believes are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. A copy of this insider trading policy has been filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Anti-Hedging and Pledging Policy
Our insider trading and compliance policy prohibits all directors, officers, employees and consultants of the Company and its subsidiaries from engaging in trading in the Company’s securities on a short-term basis (where any shares of Common Stock purchased in the open market must be held for a minimum of six months and ideally longer); short sales of the Company’s securities; use of the Company’s securities to secure a margin or other loan; transactions in straddles, collars or other similar risk reduction or hedging devices; and transactions in publicly-traded options relating to the Company’s securities (i.e., options that are not granted by the Company).
Compensation Clawback Policy
As of December 1, 2023, our Board adopted a compensation clawback policy (the “Clawback Policy”) in accordance with Section 10D of the Exchange Act and Nasdaq listing standards. The Clawback Policy applies to our current and former executive officers within the meaning of Rule 10D-1(d) of the Exchange Act (“Subject Executive Officers”). In the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that corrects an error that is not material to previously issued financial statements but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, our policy is to require any such executive officer who received “excess compensation” during the three completed fiscal years preceding the date of preparation of the restatement to repay or forfeit such excess compensation reasonably promptly. “Excess compensation” means any amount of incentive-based compensation (generally, compensation based on stock price or financial measures) received by such executive officer that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the applicable accounting restatement, computed without regard to any taxes paid. The Clawback Policy is administered by our Board.
In connection with its efforts to remediate a material weakness in its internal control over financial reporting relating to the operating effectiveness of internal controls associated with the accounting for inventory valuation, and while performing closing procedures for the third quarter of 2024, management identified an error related to the capitalization of labor and overhead costs in our inventory balances in prior periods (the “Misstatement”). The error was not caused by any override of controls, misconduct, or fraud. The correction of the Misstatement impacted the previously reported amounts of inventory, cost of product revenue, net loss per common share, and all related financial statement subtotals and totals. As a result of the Misstatement, we restated our audited Consolidated Financial Statements as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, restated unaudited Consolidated Financial Statements for the quarterly and year-to-date (as applicable) periods of 2022 and 2023 and restated unaudited Consolidated Financial Statements for the quarters ended March 31, 2024 and June 30, 2024 (collectively, the “Restatement”). We concluded that recovery of erroneously awarded compensation was not required under the Clawback Policy as no excess compensation was paid to any Subject Executive Officer for the fiscal year ended December 31, 2023, the only restatement period covered under the Clawback Policy, because use of the restated figures in the accounting restatement for purposes of calculating incentive-based compensation resulted in the same or slightly higher achievement under relevant financial objectives. In other words, the restated financial performance figures used for calculating incentive-based compensation for the fiscal year ended December 31, 2023 were substantially equivalent and in certain respects slightly higher than the original figures that were initially used for such purposes.
Employment Agreements with the Current Named Executive Officers
Dr. Toloue joined Quanterix in June 2021 as President of Quanterix and Diagnostics. Effective April 25, 2022, Dr. Toloue assumed the role of President and Chief Executive Officer and joined our Board. In connection with Dr. Toloue’s new role, the Compensation Committee approved an amended and restated employment agreement, effective as of April 25, 2022. Under the agreement, Dr. Toloue’s initial annualized base salary was $550,000. Dr. Toloue also was eligible for a target award of 100% of his annual base salary under the 2022 Annual Cash Incentive Bonus Program and he was granted a long-term incentive equity award, comprised of stock options and RSUs having an aggregate grant-date fair value of $2,000,000, consisting of 70% stock options and 30% restricted stock units and vesting over a four-year period. Pursuant to this agreement, in the event we terminate Dr. Toloue’s employment without cause or Dr. Toloue terminates his employment with us for good reason, he is entitled to continuation of his then-current base salary and health insurance benefits for twelve months, an amount equal to his target bonus for the applicable year and acceleration of any of the unvested portion of his initial equity award that would have vested during the severance period had he remained employed during such time. If such termination occurs within 90 days prior to, or twelve months following, a change of control, he is also entitled to accelerated vesting of all outstanding but unvested equity. On April 9, 2024, the agreement was amended to provide for salary continuation for 24 months if he is terminated without cause, or if he resigns for good reason within the 90-day period immediately preceding or the twelve-month period immediately following a change of control of the Company.
Ms. Sriram joined Quanterix in August 2023 as Chief Financial Officer pursuant to an employment agreement entered into on August 3, 2023. Under the employment agreement, her initial annualized base salary was $440,000. Ms. Sriram was also eligible to receive an annual performance bonus with a bonus target of 70% of her annual base salary, based on her actual base salary earned during the year. Ms. Sriram also received an initial sign-on equity award of $800,000, consisting of 70% stock options and 30% restricted stock units and vesting over a four-year period. If Ms. Sriram’s employment is terminated by us without cause or she resigns for good reason, she will receive continued payment of her base salary for six months, payment of an amount equal to her prorated annual target bonus for the year of termination, acceleration of the unvested portion of her initial equity award that would have vested on or before August 21, 2024, and health benefits continuation for six months. If Ms. Sriram’s employment is terminated by us without cause or she resigns for good reason within the 90-day period immediately preceding or the twelve-month period immediately following a change of control, in addition to the foregoing she will receive acceleration of vesting for all unvested equity. On April 11, 2024, the agreement was amended to provide for (i) salary continuation for twelve months, (ii) payment of target bonus for the year of termination, (iii) acceleration of vesting of all unvested equity and (iv) continuation of health insurance benefits for twelve months, if she is terminated without cause, or if she resigns for good reason within the 90-day period immediately preceding or the twelve month period immediately following a change of control of the Company.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Summary Compensation Table
The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2024, 2023 and 2022 to our Chief Executive Officer and Chief Financial Officer.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Masoud Toloue, Ph.D.(6) President and Chief Executive Officer	2024	642,848	—	1,559,989	3,639,998	585,000	5,192	6,433,027
	2023	615,385	—	1,647,658	2,352,331	810,000	9,900	5,435,274
	2022	541,346	—	892,113	1,107,883	412,501	3,183	2,957,026
Vandana Sriram(7) Chief Financial Officer and Treasurer	2024	446,222	—	569,993	1,329,999	255,784	15,525	2,617,523
	2023	144,083	—	307,016	492,989	151,511	3,554	1,099,153

(1)
Included in 2023 salary is $21,154 received by Dr. Toloue as a cash payout for accrued vacation time as we transitioned to an unaccrued, unlimited time-off policy for exempt employees in 2023.

(2)
These amounts represent the aggregate grant date fair value for RSUs granted during such fiscal year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”).

(3)
These amounts represent the aggregate grant date fair value for option awards granted during such fiscal year, computed in accordance FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value for the option awards is included in the notes to our consolidated financial statements for the fiscal year ended December 31, 2024, included in the 2024 Annual Report.

(4)
These amounts represent: (i) for 2024, cash amounts to be paid in 2025 for services in 2024 under our 2024 Annual Cash Incentive Bonus Plan, (ii) for 2023, cash amounts paid in 2024 for services in 2023 under our 2023 Annual Cash Incentive Bonus Plan and (iii) for 2022, cash amounts paid in 2023 for services in 2022 under our 2022 Annual Cash Incentive Bonus Plan.

(5)
The amounts represent the dollar value of matching contributions under Quanterix’s qualified 401(k) plan.

(6)
Dr. Toloue became our President and Chief Executive Officer on April 25, 2022.

(7)
Ms. Sriram joined Quanterix on August 21, 2023 as Chief Financial Officer.

2024 Fiscal Year Grants of Plan-Based Awards
The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the fiscal year ended December 31, 2024 to each of Quanterix’s named executive officers.
Names (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(3) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(4) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)
Masoud Toloue, Ph.D.	—	—	650,000	1,072,500	—	—	—	—
	2/2/24	—	—	—	67,532	—	—	1,559,989
	2/2/24	—	—	—	—	227,262	23.10	3,639,998
Vandana Sriram	—	—	312,312	515,315	—	—	—	—
	2/2/24	—	—	—	24,675	—	—	569,993
	2/2/24	—	—	—	—	83,038	23.10	1,329,999

(1)
Reflects potential payouts under our 2024 Annual Cash Incentive Bonus Program. Amounts are based on individual performance factors with a range from 0.0x to 1.1x and a corporate performance factor with a range from 0.5x to 1.5x under the 2024 Annual Cash Incentive Bonus Program.

(2)
Represents RSUs that vest as to 25% on the first anniversary of the grant date, with the remaining 75% vesting in 36 equal monthly installments thereafter.

(3)
Represents non-qualified options that vest as to 25% on the first anniversary of the grant date, with the remaining 75% vesting in 36 equal monthly installments thereafter.

(4)
These amounts represent the aggregate grant date fair value for RSUs and option awards granted during such fiscal year, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value for the option awards is included in the notes to our consolidated financial statements for the fiscal year ended December 31, 2024, included in the 2024 Annual Report.

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2024, including both awards subject to performance conditions and non-performance-based awards, for each of our named executive officers.
	Option Awards(1)				Stock Awards(1)
Names	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Number of Shares or Units or Other Rights That Have Not Vested ($)
Masoud Toloue, Ph.D. President and Chief Executive Officer	58,645(3)	26,667(3)	24.40	4/25/2032	—	—	—	—
	—	—	—	—	11,441(3)	121,618	—	—
	118,894(4)	140,522(4)	14.82	2/2/2033	—	—	—	—
	—	—	—	—	60,224(4)	640,181	—	—
	—	227,262(5)	23.10	2/2/2034	—	—	—	—
	—	—	—	—	67,532(5)	717,865	—	—
Vandana Sriram Chief Financial Officer and Treasurer	9,815(6)	19,640(6)	24.32	8/21/2033	—	—	—	—
	—	—	—	—	8,416(6)	89,462	—	—
	—	83,038(7)	23.10	2/2/2034	—	—	—	—
	—	—	—	—	24,675(7)	262,295	—	—

(1)
Each of the outstanding equity awards in this table was granted pursuant to the 2017 Equity Incentive Plan. All equity awards vest, subject to continued service of the officer, as to 25% on the first anniversary of the grant date and as to the remaining 75% in 36 equal installments monthly thereafter.

(2)
The market value of the stock awards is determined by multiplying the number of shares by $10.63, the closing price of our Common Stock on Nasdaq on December 31, 2024, the last trading day of our fiscal year.

(3)
On April 25, 2022, Dr. Toloue was granted (i) an option to purchase 85,312 shares of Quanterix Common Stock and (ii) 36,562 RSUs.

(4)
On February 2, 2023, Dr. Toloue was granted (i) an option to purchase 259,416 shares of our Common Stock and (ii) 111,178 RSUs.

(5)
On February 2, 2024, Dr. Toloue was granted (i) an option to purchase 227,262 shares of our Common Stock and (ii) 67,532 RSUs.

(6)
On August 21, 2023, Ms. Sriram was granted (i) an option to purchase 29,455 shares of our Common Stock and (ii) 12,624 RSUs.

(7)
On February 2, 2024, Ms. Sriram was granted (i) an option to purchase 83,038 shares of our Common Stock and (ii) 24,675 RSUs.

Option Exercises and Stock Vested in 2024
The following table shows information regarding exercises of options to purchase our Common Stock and vesting of RSUs held by each of our named executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2024.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Masoud Toloue, Ph.D.	—	—	67,136	1,275,890
Vandana Sriram	—	—	4,208	53,973

(1)
Consists of RSUs.

(2)
The value realized represents the number of RSUs vested multiplied by the closing price of our Common Stock on the date of vesting. Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon vesting of RSUs because in many cases the shares are not sold upon vesting but continue to be held by the executive officer.

Pension Benefits
We do not have any qualified or non-qualified defined benefit plans.
Nonqualified Deferred Compensation
We do not have any nonqualified defined contribution plans or other deferred compensation plans.
Potential Payments upon Termination or Change of Control
We have entered into employment agreements with our named executive officers. These agreements establish the named executive officer’s base salary (subject to adjustment), eligibility to participate in the incentive bonus plan, eligibility for annual long-term incentive equity awards and standard employee benefits.
These agreements also provide for certain severance payments and benefits in connection with the named executive officer’s termination of employment under various circumstances, subject, in each case, to the officer’s execution of a general release of claims, in a form acceptable to us, and compliance with certain restrictive covenants. The material terms and conditions of these agreements are summarized above under “Employment Agreements with the Current Named Executive Officers”.
Payments upon a Triggering Event
The following table provides information regarding the amounts payable under the agreements described above for termination without cause or by the named executive officer for good reason and assuming the termination occurred on December 31, 2024.
Name	Base Salary ($)	Lump Sum Bonus Payments ($)	Continuation of Group Health Plan Benefits ($)	Value of Equity Awards ($)	Total ($)
Masoud Toloue, Ph.D.	650,000	650,000	31,109	—	1,331,109
Vandana Sriram	223,080	312,312	15,555	—	550,947
The following table provides information regarding the amounts payable under the employment agreements described above for termination without cause or by the named executive officer for good reason following a change of control and assuming the termination occurred on December 31, 2024.

Name	Base Salary ($)	Lump Sum Bonus Payments ($)	Continuation of Group Health Plan Benefits ($)	Value of Equity Awards ($)(1)	Total ($)
Masoud Toloue, Ph.D.	1,300,000	650,000	31,109	1,479,664	3,460,773
Vandana Sriram	446,160	312,312	31,109	351,757	1,141,338

(1)
The exercise prices of all options held by the named executive officers as of December 31, 2024 were in each case higher than $10.63, the closing price of a share of our Common Stock on December 31, 2024, so such options were ascribed no value. The value of RSUs that would have vested due to a triggering event has been calculated by taking $10.63, the closing price of a share of our Common Stock on December 31, 2024, and multiplying it by the number of shares underlying RSUs that would have vested due to the triggering event.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation of our “median” employee to the annual total compensation of our Chief Executive Officer, Masoud Toloue, Ph.D., for 2024.
For 2024, we have used the same median employee that was identified for 2023 since there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. See our 2024 proxy statement for information regarding the process we utilized to identify our “median employee.”
We collected annual total compensation data for our median employee for 2024 using the same methodology we used for our named executive officers as disclosed in the Summary Compensation Table above. The annual total compensation of our median employee for 2024 was $131,871, and our CEO’s compensation as reported in the Summary Compensation Table was $6,433,027, resulting in a ratio of approximately 1:49.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described above. Given that companies may use a range of methodologies to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
Pay versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, Quanterix is providing information about the relationship between the compensation of Quanterix’s current and former principal executive officers (“PEOs”) and other named executive officers and certain Company financial performance measures.
The dollar amounts reported below representing “compensation actually paid” have been calculated in accordance with the requirements of Item 402(v) of Regulation S-K. These figures do not reflect the actual amounts of compensation paid to the officers identified during such fiscal years and are based on equity valuation assumptions required by the SEC, which may not reflect actual amounts realized or realizable at vesting or exercise, as applicable.

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for E. Kevin Hrusovsky(1) ($)	Summary Compensation Table Total for Masoud Toloue, Ph.D.(2) ($)	Compensation Actually Paid to E. Kevin Hrusovsky(1)(3) ($)	Compensation Actually Paid to Masoud Toloue, Ph.D.(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(4) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4)(5) ($)	Total Share- holder Return ($)	Peer Group Total Share- holder Return(6) ($)	Net Income (Loss) ($ in millions)	Revenues ($ in millions)
2024	n/a	6,433,027	n/a	1,346,679	2,617,523	1,200,871	44.99	118.20	(38.5)	137.4
2023	n/a	5,435,274	n/a	10,859,697	1,611,175	3,072,778	115.70	118.87	(28.4)*	122.4
2022	1,921,523	2,957,026	(3,807,926)	1,699,747	1,210,719	(470,362)	58.61	113.65	(99.6)*	105.5
2021	4,208,194	n/a	7,594,456	n/a	1,495,417	217,434	179.43	126.45	(55.5)*	110.6
2020	3,520,397	n/a	10,186,102	n/a	1,855,751	3,342,174	196.78	126.42	(31.5)	86.4

*
As restated.

(1)
Mr. Hrusovsky served as Chief Executive Officer until April 25, 2022 and as Executive Chairman from April 25, 2022 until August 8, 2022.

(2)
Dr. Toloue became President and Chief Executive Officer on April 25, 2022.

(3)
The following adjustments were made to the designated PEO’s compensation to calculate the amounts shown as “compensation actually paid” for the periods indicated:

Year	PEO Name	Summary Compensation Table Total ($)	Less Grant Date Fair Value of Equity Awards Granted during Applicable Year ($)	Plus Year-end Fair Value of Equity Awards Granted during Applicable Year ($)	Plus Change in Fair Value as of Year- end of any Prior Year Awards that Remain Unvested as of Year-End ($)	Plus Change in Fair Value as of the Vesting Date of any Prior Year Awards that Vest during Applicable Year ($)	Less Prior Year- end Fair Value of Awards Granted in Prior Year that Failed to Meet Vesting Conditions during Applicable Year ($)	Total Equity Value Reflected in Compensation Actually Paid Calculation ($)
2024	Masoud Toloue, Ph.D.	6,433,027	5,199,987	2,420,861	(1,990,327)	(316,895)	—	(5,086,348)
2023	Masoud Toloue, Ph.D.	5,435,274	3,999,989	7,923,070	1,250,477	250,865	—	5,424,423
2022	Masoud Toloue, Ph.D.	2,957,026	1,999,996	1,234,526	(323,502)	(168,307)	—	(1,257,279)
2022	E. Kevin Hrusovsky	1,921,523	1,400,007	864,173	—	(372,494)	4,821,121	(5,729,449)
2021	E. Kevin Hrusovsky	4,208,194	3,008,520	1,726,302	50,554	4,617,926	—	3,386,262
2020	E. Kevin Hrusovsky	3,520,397	2,185,996	3,790,803	2,779,333	2,281,563	—	6,665,705
(4)
The dollar amounts represent the average of the amounts reported for the following named executive officers as a group (excluding Quanterix’s PEOs):

2020	2021	2022	2023	2024
Amol Chaubal	Masoud Toloue, Ph.D.	Michael Doyle	Michael Doyle	Vandana Sriram
William Geist	Michael Doyle	John Fry	Vandana Sriram
	Amol Chaubal	Mark Roskey, Ph.D.
John Fry
William Geist
Dawn Mattoon
Shawn Stetson

(5)
The following adjustments were made to calculate the amounts shown as “average compensation actually paid” for the periods indicated:

Year	NEO Names	Summary Compensation Table Total (Average) ($)	Less Grant Date Fair Value of Equity Awards Granted during Applicable Year (Average) ($)	Plus Year- end Fair Value of Equity Awards Granted during Applicable Year (Average) ($)	Plus Change in Fair Value as of Year- end of any Prior Year Awards that Remain Unvested as of Year-End (Average) ($)	Plus Change in Fair Value as of the Vesting Date of any Prior Year Awards that Vest during Applicable Year (Average) ($)	Less Prior Year-end Fair Value of Awards Granted in Prior Year that Failed to Meet Vesting Conditions during Applicable Year (Average) ($)	Total Equity Value Reflected in Average Compensation Actually Paid Calculation ($)
2024	See footnote (4)	2,617,523	1,899,992	884,543	(226,263)	(174,940)	—	(1,416,652)
2023	See footnote (4)	1,611,175	1,150,002	1,935,392	589,183	87,031	—	1,461,603
2022	See footnote (4)	1,210,719	761,790	375,346	(118,480)	(132,737)	1,043,421	(1,681,081)
2021	See footnote (4)	1,495,417	995,666	504,941	3,663	357,701	1,148,621	(1,277,982)
2020	See footnote (4)	1,855,751	260,261	1,382,396	266,491	97,824	—	1,486,423

(6)
The peer group used is the NASDAQ Biotechnology Index, our peer group used for purposes of Item 201(e) of Regulation S-K.

Comparison of “Compensation Actually Paid” to our Total Shareholder Return (“TSR”)
Our TSR was $196.78, $179.43, $58.61, $115.70 and $44.99 for the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024, respectively. Mr. Hrusovsky’s “compensation actually paid” was $10.2 million, $7.6 million and $(3.8) million for the fiscal years ended December 31, 2020, 2021, and 2022, respectively, and Dr. Toloue’s “compensation actually paid” was $1.7 million, $10.9 million and $1.3 million for the fiscal years ended December 31, 2022, 2023 and 2024, respectively. The average “compensation actually paid” to our other named executive officers was $3.3 million, $0.2 million, $(0.5) million, $3.1 million and $1.2 million for the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024, respectively. Our TSR decreased from December 31, 2020 to December 31, 2022, increased from December 31, 2022 to December 31, 2023, and decreased from December 31, 2023 to December 31, 2024, and “compensation actually paid” to our principal executive officers and average “compensation actually paid” to our other named executive officers decreased between 2020 and 2022, increased in 2023 to a level commensurate with 2020 and decreased significantly from 2023 to 2024.
Comparison of “Compensation Actually Paid” to Net Income (Loss)
Our net loss was approximately $31.5 million in 2020, $55.5 million in 2021, $99.6 million in 2022, $28.4 million in 2023 and $38.5 million in 2024. Mr. Hrusovsky’s “compensation actually paid” was $10.2 million, $7.6 million and $(3.8) million for the fiscal years ended December 31, 2020, 2021 and 2022, respectively, and Dr. Toloue’s “compensation actually paid” was $1.7 million, $10.9 million and $1.3 million for the fiscal years ended December 31, 2022, 2023 and 2024, respectively. The average “compensation actually paid” to our other named executive officers was $3.3 million, $0.2 million, $(0.5) million, $3.1 million and $1.2 million for the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024, respectively. Our net loss increased over the first three years reported, decreased significantly for the fourth year reported and increased in 2024, and “compensation actually paid” to our principal executive officers and average “compensation actually paid” to our other named executive officers decreased between 2020 and 2022, increased in 2023 to a level commensurate with 2020 and decreased significantly from 2023 to 2024.
Comparison of “Compensation Actually Paid” to Company-Selected Measure (Revenues)
Our revenues were approximately $86.4 million in 2020, $110.6 million in 2021, $105.5 million in 2022, $122.4 million in 2023 and $137.4 million in 2024. Mr. Hrusovsky’s “compensation actually paid” was $10.2 million, $7.6 million and $(3.8) million for the fiscal years ended December 31, 2020, 2021, and 2022, respectively, and Dr. Toloue’s “compensation actually paid” was $1.7 million, $10.9 million and $1.3 million for the fiscal years ended December 31, 2022, 2023 and 2024, respectively. The average “compensation actually paid” to our other named executive officers was $3.3 million, $0.2 million, $(0.5) million, $3.1 million and $1.2 million for the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024, respectively. Our revenues increased 28% from 2020 to 2021, decreased 5% from 2021 to 2022, increased by 16% from 2022 to 2023 and increased by 12% from 2023 to 2024, and “compensation actually paid” to our principal executive officers and average “compensation actually paid” to our other named executive officers decreased between 2020 and 2022, increased in 2023 to a level commensurate with 2020 and decreased significantly from 2023 to 2024.
TSR versus Peer Group TSR
The graph below shows our cumulative TSR over the four-year period ended December 31, 2024 as compared to that of the NASDAQ Biotechnology Index.
TOTAL SHAREHOLDER RETURN*
Between Quanterix Corporation
and the NASDAQ Biotechnology Index

*
$100 invested on 12/31/19 in stock or index, including reinvestment of dividends. Fiscal year ended December 31.

Most Important Financial and Other Performance Measures
We have identified the following financial and other performance measures as being the most important in linking actual compensation paid to executives to our performance for the most recently completed fiscal year:
1.
Revenues

2.
Non-GAAP gross margin

3.
Strategic objectives

With respect to the non-GAAP gross margin performance measure referenced above, performance is measured for these purposes based on gross margin as adjusted to include shipping and handling costs for product sales within cost of product revenue instead of within selling, general and administrative expenses. For a reconciliation of non-GAAP gross margin to gross margin, please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2024. In addition, please see the section captioned “Compensation Discussion and Analysis-Elements of our Compensation Program-Annual Cash Incentive Bonus Program” for more information about these measures.

Director Compensation
The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2024 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our Board.
Name	Fees Earned or Paid in Cash ($)(6)	Stock Awards ($)(7)	Option Awards ($)(7)	All Other Compensation ($)	Total ($)
Brian J. Blaser(1)	16,216	120,000	80,000	—	216,216
William P. Donnelly	51,269	120,000	80,000	—	251,269
Jeffrey T. Elliott(2)	15,968	240,000	160,000	—	415,968
Karen A. Flynn	56,813	120,000	80,000	—	256,813
Sarah E. Hlavinka(3)	59,969	120,000	80,000	—	259,969
Martin D. Madaus, Ph.D.(3)	95,000	120,000	80,000	—	295,000
Ivana Magovčević-Liebisch, Ph.D., J.D.(4)	11,747	240,000	160,000	—	411,747
Paul M. Meister	59,969	120,000	80,000	—	259,969
Laurie J. Olson(5)	23,375	120,000	80,000	—	223,375
David R. Walt, Ph.D.	47,500	120,000	80,000	—	247,500

(1)
Mr. Blaser resigned from our Board, effective May 3, 2024.

(2)
Mr. Elliot was appointed to our Board, effective August 19, 2024.

(3)
Ms. Hlavinka and Dr. Madaus resigned from our Board, effective July 8, 2025.

(4)
Dr. Magovčević-Liebisch was appointed to our Board, effective October 2, 2024.

(5)
Ms. Olson resigned from our Board, effective June 3, 2024.

(6)
Mr. Donnelly, Ms. Hlavinka and Mr. Meister elected to receive these fees in the form of our Common Stock in lieu of cash in accordance with our non-employee director compensation policy. See the section titled “Non-Employee Director Compensation Policy” below.

(7)
These amounts represent the aggregate grant date fair value for RSUs and option awards granted to each director in the fiscal year ended December 31, 2024, computed in accordance with FASB ASC Topic 718. For Mr. Elliott and Dr. Magovčević-Liebisch, the amounts represent an equity award with an aggregate value of $400,000 upon their appointment to the Board, and for the other directors, the amounts represent their annual equity award with an aggregate value of $200,000. A discussion of the assumptions used in determining grant date fair value for the option awards is included in the notes to our consolidated financial statements for the fiscal year ended December 31, 2024, included in the 2024 Annual Report. The following table shows the aggregate number of stock options held by each of our non-employee directors as of December 31, 2024:

Name	Aggregate Number of Shares Subject to Stock Options
William P. Donnelly	18,768
Jeffrey T. Elliott	25,908
Karen A. Flynn	38,377
Sarah E. Hlavinka	54,138
Martin D. Madaus, Ph.D.	54,138
Ivana Magovčević-Liebisch, Ph.D., J.D.	27,689
Paul M. Meister	54,138
David R. Walt, Ph.D.	54,138

Non-Employee Director Compensation Policy
Our non-employee director compensation policy (the “Policy”) effective for 2024 provided for: (A) the annual payment of $40,000 to each of our non-employee directors, or $80,000 in the case of the Chair or Lead Director of the Board; (B) $10,000 to each member of our Audit Committee, or $20,000 in the case of the chairperson of the committee; (C) $7,500 to each member of our Compensation Committee, or $15,000 in the case of the chairperson of the committee; and (D) $5,000 to each member of our Nominating Committee, or $10,000 in the case of the chairperson of the committee; in each case quarterly in arrears. Each non-employee director may elect to receive these payments in the form of our Common Stock in lieu of cash.
The Policy also provides that each non-employee director be granted, on the first trading day of each fiscal year, an annual equity award valued at $200,000, rounded to the nearest whole share. This equity award is comprised of (A) 60% non-qualified stock options to purchase our Common Stock at an exercise price equal to the fair market value as of such grant date and (B) 40% RSUs. The number of options is determined using our standard Black-Scholes valuation methodology. The number of RSUs is determined by dividing total value of the RSUs by the fair market value of our Common Stock on such grant date. The annual stock options and RSUs vest in full on December 31 of the year in which such awards were granted, provided that the non-employee director is still a director on the applicable vesting date.
In addition, under the Policy, each new non-employee director receives an award valued at $400,000 upon his or her initial election or appointment. The award is comprised of (A) 60% non-qualified stock options to purchase our Common Stock at an exercise price equal to the fair market value of our Common Stock as of such grant date and (B) 40% RSUs. The number of options is determined using our standard Black-Scholes valuation methodology. The number of RSUs is determined by dividing total value of the RSUs by the fair market value of our Common Stock on such grant date. The initial stock options vest over three years from the date of grant, with one-third vesting on the first anniversary of the applicable grant date and the remainder vesting over the following two years in 24 successive equal monthly installments at the end of each month until the third anniversary of such grant date, provided that the non-employee director is still a director on the applicable vesting date. The RSUs granted to each new non-employee director vest over a three-year period, with one-third vesting on each of the first, second and third anniversaries of the applicable grant date, provided that the non-employee director is still a director on the applicable vesting date
Effective January 1, 2025, the Policy was amended to provide for the annual payment of $50,000 to each of our non-employee directors, or $95,000 in the case of the Chair or Lead Director of the Board. All other terms of the Policy were unchanged.
We reimburse in full each non-employee director for all reasonable out-of-pocket expenses incurred in attending each meeting of our Board or its committees. Directors may be reimbursed for travel, food, lodging and other expenses directly related to their service as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our Charter and Bylaws.
Stock Ownership Guidelines for Non-Employee Directors and Executive Officers
In order to further align the interests of our non-employee directors and executive officers with the interests of our stockholders and to promote our commitment to sound corporate governance, our Board maintains the following stock ownership guidelines for our non-employee directors and executive officers. For those individuals who have served since October 9, 2019, attainment was first required as of October 9, 2024, and all such individuals were in compliance as of such date.

Stock Ownership Guideline	Non-Employee Director	5x annual base cash retainer
	CEO	6x annual base salary
	Executive Officers Other than CEO	3x annual base salary
Attainment Period	Five years from the later of • Appointment/election to applicable position; and • October 9, 2019.
Stock Owned for Purposes of Ownership Guidelines
•
Stock acquired on the open market;

•
Stock acquired through the exercise of options;

•
Restricted stock, RSUs and stock options, whether vested or unvested; and

•
Stock acquired through Company benefit plans.

Holding Requirement	50% of “net of tax” vested shares must be held until the ownership guideline is met.
Administration	The stock ownership guidelines are administered by the Compensation Committee, which evaluates compliance on an annual basis. Non-compliance arising from special circumstances, such as fluctuations in our stock price, changes in a participant’s compensation, and the personal financial situation of a participant, are reviewed by the Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2024.
	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	4,680,740(2)	$15.18(2)	4,235,498(3)
Equity compensation plans not approved by security holders	—	—	—
Total	4,680,740(2)	$15.18(2)	4,235,498(3)

(1)
These plans consist of our 2007 Plan, the 2017 Equity Incentive Plan and the ESPP.

(2)
Consists of (i) 3,564,855 outstanding options with a weighted average exercise price of $19.94 per share and (ii) 1,115,885 outstanding RSUs with a weighted average exercise price of $0 per share.

(3)
Consists of 2,234,283 shares of our Common Stock available under the 2017 Equity Incentive Plan and 2,001,215 shares of our Common Stock available under the ESPP. Does not include an additional 1,542,913 shares of our Common Stock reserved for future issuance under the 2017 Equity Incentive Plan effective January 1, 2024 by operation of the 2017 Equity Incentive Plan’s “evergreen” provision and an additional 385,728 shares of our Common Stock reserved for future issuance under the ESPP effective January 1, 2024 by operation of the ESPP’s “evergreen” provision.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of July 31, 2025, for (a) the named executive officers in the Summary Compensation Table on page 42 of this Proxy Statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our Common Stock.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
5% and Greater Stockholders(2)
Entities affiliated with Ameriprise Financial, Inc.(3)	3,715,238	8.0%
Entities affiliated with Portolan Capital Management, LLC(4)	2,963,397	6.4%
Entities affiliated with BlackRock, Inc.(5)	2,843,760	6.1%
Entities affiliated with The Vanguard Group(6)	2,525,679	5.4%
Named Executive Officers and Directors
Masoud Toloue, Ph.D.(7)	621,944	1.3%
Vandana Sriram(8)	59,803	*
William P. Donnelly(9)	148,050	*
Jeffrey T. Elliott(10)	13,310	*
Karen A. Flynn(11)	64,782	*
Myla Lai-Goldman, M.D.(12)	2,940	*
Ivana Magovčević-Liebisch, Ph.D., J.D	—	—
Scott Mendel(13)	4,189	*
Paul M. Meister(14)	355,982	*
David R. Walt, Ph.D.(15)	1,915,784	4.1%
All directors and current executive officers as a group (10 persons)(16)	3,186,784	6.8%

*
Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.

(1)
This table is based upon information supplied by executive officers, directors and principal stockholders and in their filings with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Quanterix deems shares of Common Stock that may be acquired by an individual or group within 60 days of July 31, 2025 pursuant to the exercise of options or warrants or the vesting of RSUs to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, Quanterix believes that the stockholders named in this table have sole voting and investment power with respect to all shares of our Common Stock shown to be beneficially owned by them based on information provided to Quanterix by these stockholders. Percentage of ownership is based on 46,465,915 shares of our Common Stock outstanding on July 31, 2025.

(2)
This information is based solely upon a review of the Schedule 13G reports or related amendments filed with the SEC with respect to holdings of Quanterix Common Stock.

(3)
Based on a Schedule 13G filed by Ameriprise Financial, Inc. and affiliated entities with the SEC on February 14, 2025. The address for Ameriprise Financial, Inc. is 145 Ameriprise Financial Center, Minneapolis, MN 55474. The address for Alliance Bernstein L.P. is 501 Commerce Street, Nashville, TN 37203.

(4)
Based on a Schedule 13G/A filed by Portolan Capital Management, LLC and George McCabe, the Manager of Portolan Capital Management, LLC, with the SEC on November 13, 2024. The address for Portolan Capital Management, LLC is 2 International Place, Boston, MA 02110.

(5)
Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2024. Includes shares beneficially owned by: BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock Fund Advisors; and BlackRock Fund Managers Ltd. BlackRock, Inc. is a parent holding company or control person and claims sole dispositive power for 3,190,625 shares and sole voting power for 3,111,606 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(6)
Based on a Schedule 13G filed by The Vanguard Group with the SEC on February 13, 2024. The Vanguard Group claims sole dispositive power for 1,991,144 shares, shared dispositive power for 63,889 shares and shared voting power for 33,420 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(7)
Consists of 283,395 shares of our Common Stock, 330,344 shares of our Common Stock issuable upon the exercise of stock options exercisable within 60 days of July 31, 2025 and 8,205 shares of our Common Stock issuable upon the vesting of RSUs within 60 days of July 31, 2025 held by Dr. Toloue.

(8)
Consists of 10,055 shares of our Common Stock, 48,194 shares of our Common Stock issuable upon the exercise of stock options exercisable within 60 days of July 31, 2025 and 1,554 shares of our Common Stock issuable upon the vesting of RSUs within 60 days of July 31, 2025 held by Ms. Sriram.

(9)
Consists of 130,343 shares of our Common Stock, 14,989 shares of our Common Stock issuable upon the exercise of stock options exercisable within 60 days of July 31, 2025 and 2,718 shares of our Common Stock issuable upon the vesting of RSUs within 60 days of July 31, 2025 held by Mr. Donnelly.

(10)
Consists of 9,355 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days of July 31, 2025 and 3,955 shares of our common stock issuable upon the vesting of RSUs within 60 days of July 31, 2025 held by Mr. Elliott.

(11)
Consists of 26,405 shares of our Common Stock and 38,377 shares of our Common Stock issuable upon the exercise of stock options exercisable within 60 days of July 31, 2025 held by Ms. Flynn.

(12)
Consists of 2,940 shares of our Common Stock held by Dr. Lai-Goldman.

(13)
Consists of 4,189 shares of our Common Stock held by Mr. Mendel.

(14)
Consists of 301,844 shares of our Common Stock and 54,138 shares of our Common Stock issuable upon the exercise of stock options exercisable within 60 days of July 31, 2025 held by Mr. Meister.

(15)
Consists of 1,861,646 shares of our Common Stock and 54,138 shares of our Common Stock issuable upon the exercise of stock options exercisable within 60 days of July 31, 2025 held by Dr. Walt. Does not include shares of our Common Stock held by The David R. Walt 2008 Irrevocable Family Trust (the “Walt Trust”), of which Dr. Walt’s spouse is trustee and has sole voting and investment power over the shares held by the Walt Trust.

(16)
See footnotes 7 through 15.

PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2025. The Board of Directors proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2024 and prior years. See “Additional Information Regarding Our Independent Registered Public Accounting Firm” below for additional information regarding our change in auditors. We expect that representatives of KPMG LLP and Ernst & Young LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.
In deciding to appoint KPMG LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with KPMG LLP and concluded that KPMG LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2025.
In the event the stockholders do not ratify the appointment of KPMG LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the appointment of our independent registered public accounting firm.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2025.

REPORT OF AUDIT COMMITTEE
The Audit Committee of the Board of Directors, which consists entirely of directors who meet the Nasdaq independence and experience requirements, has furnished the following report:
The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of the Company’s financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The Audit Committee’s role and responsibilities are set forth in its charter adopted by the Board of Directors, which is available on our website at www.quanterix.com. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP (“EY”). In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2024, the Audit Committee took the following actions:
•
reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management and EY, our independent registered public accounting firm;

•
discussed with EY the matters required to be discussed in accordance with Auditing Standard No. 1301 — Communications with Audit Committees; and

•
received written disclosures and a letter from EY regarding its independence as required by the Public Company Accounting Oversight Board regarding its communications with the Audit Committee. The Audit Committee and EY further discussed EY’s independence.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and EY, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
Members of the Audit Committee:
William P. Donnelly
Jeffrey T. Elliott
Sarah E. Hlavinka*
Martin D. Madaus, Ph.D.*
Paul M. Meister
*
Sarah E. Hlavinka and Martin D. Madaus, Ph.D. were members of the Audit Committee until they resigned from the Board and its committees effective on July 8, 2025, the closing date of the Company’s acquisition of Akoya.

DELINQUENT SECTION 16(A) REPORTS
Our records reflect that all reports required to be filed with the SEC pursuant to Section 16(a) of the Exchange Act were filed on a timely basis; except for the following: (i) a gift of 1,000 shares of our Common Stock by David Walt to a family member on October 12, 2022 that was required to have been reported on a Form 5 by February 14, 2023 was not timely filed, (ii) a gift of 1,000 shares of our Common Stock by David Walt to a family member on March 9, 2023 that was required to have been reported on a Form 4 by March 13, 2023 was not timely filed, and (iii) the purchase of 47,000 shares of our Common Stock by David Walt on August 20, 2024 that was required to have been reported on a Form 4 by August 22, 2024 was not timely filed. All such transactions were reported on a Form 4 filed by David Walt on September 17, 2024.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Since January 1, 2024, we have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our Common Stock, which we refer to as our principal stockholders, and affiliates, immediate family members, or other related entities of our directors, executive officers and principal stockholders. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.
We entered into a license agreement with Tufts University in 2007, as amended in 2013, 2017 and 2020, pursuant to which we obtained an exclusive, worldwide license to our core SIMOA technology, and have entered into additional license agreements with Tufts to certain related technology. David R. Walt, Ph.D., one of our directors, founding scientist and an inventor of the SIMOA technology, previously served as a professor at Tufts University. Under these licenses, we are required to pay Tufts University royalties on net sales of licensed products and services as well as a portion of our applicable sublicense revenues. During the year ended December 31, 2024, we recorded royalty expense of approximately $2.1 million under these licenses. Tufts University pays a portion of the royalties and license payments received from us to Dr. Walt pursuant to an arrangement between Tufts University and Dr. Walt, the amount of which is determined on a formulaic basis.
In August 2022, we entered into a license agreement with Harvard University related to immunoassay technology developed by Dr. Walt at Harvard and Brigham and Women’s Hospital. In connection with entering into this agreement, we paid Harvard an upfront fee of $625,000 in 2022. Under this license, we are required to pay Harvard royalties on net sales of licensed products and services as well as a portion of our applicable sublicense revenues. During the year ended December 31, 2024, we recorded no royalty expense under this license. Harvard is obligated to pay a portion of the payments received from us to Dr. Walt pursuant to an arrangement between Harvard and Dr. Walt. We also sell products and services to laboratories affiliated with Harvard and Brigham and Women’s Hospital that are overseen by Dr. Walt. During the year ended December 31, 2024, we recorded revenue from these sales of approximately $2.2 million.
Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements, our Charter and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers.
The 2007 Plan and the 2017 Equity Incentive Plan also provide that our directors (and in the case of the 2017 Equity Incentive Plan, our employees) will not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the respective plan, and the members of our Board and any committee administering the plan will be entitled to indemnification and reimbursement by us in respect of any claim, loss, damage or expense (including reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.
We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.
Policies and Procedures for Related Party Transactions
Pursuant to its charter, our Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions reportable by us under Item 404 of Regulation S-K in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our Board determines may be considered related persons under Item 404 of Regulation S-K, has or is expected to have a direct or indirect material interest.
In reviewing and approving such transactions, the Audit Committee will obtain, or will direct our management to obtain on its behalf, all information that the Audit Committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion will be held of the relevant factors if deemed to be necessary by the Audit Committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the Audit Committee. This approval authority may also be delegated to the chair of the Audit Committee in some circumstances. No related person transaction will be entered into prior to the completion of these procedures.
The Audit Committee or its chair, as the case may be, will approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the Audit Committee or the chair determines in good faith to be necessary in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members has an interest.

PROPOSAL NO. 4
APPROVAL OF AN AMENDMENT TO OUR CHARTER TO DECLASSIFY OUR BOARD
Overview
As part of our continuous evaluation of corporate governance practices, our Board regularly reviews our governing documents and considers possible changes that are in the best interests of the Company and our stockholders. While we believe our current governance structure has served our stockholders well, having considered feedback from our stockholders and current governance best practices, we have decided that it is in the best interests of the Company and our stockholders to transition to a declassified board structure. This decision follows over a year of engagement with our stockholders after the 2024 Annual Meeting and numerous discussions by our Board about our corporate governance practices and our stockholders’ views on such practices.
Proposal
This Proposal No. 4 seeks to provide for a phased-in elimination of our classified board structure, which, when complete, would result in all directors standing for election annually for one-year terms. Currently, our Charter provides that the Board is divided into three classes, with members of each class serving for staggered three-year terms.
After considering the advantages and disadvantages of the classification of the Board at this time, our Board has approved, and recommends that stockholders approve, amendments to our Charter to eliminate the classified board structure and provide for annual election of directors, to be phased in as follows: (1) at the Annual Meeting, stockholders will have the opportunity to vote on the proposed Charter amendment that would implement phased-in declassification, with the Board recommending and soliciting in favor of the passage of the Charter amendment; (2) if such Charter amendment is approved at the Annual Meeting, then the directors to be elected at our 2026 Annual Meeting and thereafter will be elected to one-year terms expiring at the following annual meeting of stockholders; (3) directors elected prior to the 2026 Annual Meeting will serve out their remaining terms, including the directors standing for election at this Annual Meeting for three-year terms expiring at the 2028 Annual Meeting. As a result, beginning with the election of directors at the 2028 Annual Meeting, all directors will be up for election to serve for one-year terms, and the classification of the Board will terminate. In addition, the proposed Charter amendment will provide, consistent with Delaware law, that as long as the Board is classified (that is, until the election of directors to be held at the 2028 Annual Meeting), directors may be removed only for cause.
The proposed Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”), marked to show all changes proposed to Article SIXTH of the Charter under this Proposal No. 4 against the current text of the Charter, is attached to this Proxy Statement as Appendix A. We would file the Amended and Restated Charter (subject to revision as described under “Partial Stockholder Approval of Charter Amendment Proposals” if our stockholders do not approve each of Proposal Nos. 4, 5 and 6 at the Annual Meeting) promptly following the Annual Meeting if our stockholders approve this Proposal No. 4. Certain conforming changes will be required to be made to our Bylaws, contingent upon the effectiveness of the proposed Amended and Restated Charter. If this Proposal No. 4 is approved, the Board will adopt the conforming changes to the Bylaws (which do not require stockholder approval), with such changes as the Board may approve consistent with the Amended and Restated Charter.
For the reasons discussed above, the Board believes it is in the best interests of the Company and our stockholders at this time to implement a phased-in elimination of the classified structure of our Board.
Vote Required for Approval
The affirmative vote of at least 75% of the voting power of the then-outstanding shares of voting stock of the Company is required to approve this Proposal No. 4. If this Proposal No. 4 is approved by the requisite stockholder vote, then the proposed Amended and Restated Charter (subject to revision as described under “Partial Stockholder Approval of Charter Amendment Proposals”) will be filed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND OUR CHARTER TO DECLASSIFY OUR BOARD.
PROPOSAL NO. 5
APPROVAL OF AN AMENDMENT TO OUR CHARTER TO ELIMINATE THE SUPERMAJORITY STOCKHOLDER VOTE REQUIREMENT TO AMEND CERTAIN PROVISIONS OF OUR CHARTER
PROPOSAL NO. 6
APPROVAL OF AN AMENDMENT TO OUR CHARTER TO ELIMINATE THE SUPERMAJORITY STOCKHOLDER VOTE REQUIREMENT FOR STOCKHOLDERS TO AMEND OUR BYLAWS
Overview
Our Board is committed to best-in-class corporate governance and regularly considers and implements governance improvements. As part of this effort, our Board has determined that amending the Company’s Charter to eliminate the supermajority stockholder vote requirement to amend certain provisions of our Charter and for stockholders to amend our Bylaws are in the best interests of the Company and its stockholders.
In making this determination, our Board carefully considered the advantages and disadvantages of supermajority stockholder vote requirements. Supermajority stockholder vote requirements are intended to facilitate corporate governance stability by requiring broad stockholder consensus to effect certain changes. However, evolving corporate governance practices have come to view provisions such as those we propose to eliminate as conflicting with principles of good corporate governance — their elimination in a company’s organizational documents increases a board’s accountability to stockholders and provides stockholders with greater ability to participate in the governance of a company.
The Board has determined that, unless otherwise required by Delaware law, the appropriate voting standard to replace the supermajority stockholder vote requirements referenced above is a majority of the shares outstanding. Our Board believes that adopting this standard in place of the supermajority stockholder vote currently required to amend certain provisions of our Charter and for stockholders to amend our Bylaws balances the opportunity for stockholders to participate meaningfully in the governance of the Company with the desire to protect the interests of all stockholders from action that may be in the interest of only a small percentage of stockholders.
Accordingly, the Board has unanimously adopted and is submitting for stockholder approval amendments to our Charter that would eliminate the supermajority stockholder vote requirement to amend certain provisions of our Charter and for stockholders to amend our Bylaws.
Proposal No. 5
Current Stockholder Vote Requirement
Article TENTH of our Charter provides that the affirmative vote of the holders of the holders of at least 75% of the voting power of the then-outstanding shares of voting stock of the Company shall be required to amend, alter or repeal, or adopt any provision inconsistent with, Articles FIFTH (management), SIXTH (election and removal of directors), SEVENTH (amendment of our Bylaws), EIGHTH (indemnification), NINTH (limitation of liability), TENTH (amendment of our Charter), ELEVENTH (issuance of rights respecting stock) or TWELFTH (exclusive forum) of the Charter.
Text and Legal Effect of the Proposed Amendment
If this Proposal No. 5 is approved, Article TENTH of the Charter will be amended to reduce the stockholder vote requirement for amendment, alteration or repeal, or adoption of the referenced provisions of the Charter to an affirmative vote of a majority of the voting power of the then-outstanding shares of voting stock of the Company, which is the lowest approval standard permitted by the Delaware General Corporation Law.

The proposed Amended and Restated Charter, marked to show all changes proposed to Article TENTH of the Charter under this Proposal No. 5 against the current text of the Charter, is attached to this Proxy Statement as Appendix A. We would file the Amended and Restated Charter (subject to revision as described under “Partial Stockholder Approval of Charter Amendment Proposals” if our stockholders do not approve each of Proposal Nos. 4, 5 and 6 at the Annual Meeting) promptly following the Annual Meeting if our stockholders approve this Proposal No. 5. The current provisions of Article TENTH of the Charter and the proposed amendment to Article TENTH of the Charter described above are qualified in their entirety by reference to the actual text as set forth in Appendix A.
Vote Required for Approval
The affirmative vote of at least 75% of the voting power of the then-outstanding shares of voting stock of the Company is required to approve this Proposal No. 5. If this Proposal No. 5 is approved by the requisite stockholder vote, then the proposed Amended and Restated Charter (subject to revision as described under “Partial Stockholder Approval of Charter Amendment Proposals”) will be filed.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CHARTER TO ELIMINATE THE SUPERMAJORITY STOCKHOLDER VOTE REQUIREMENT TO AMEND CERTAIN PROVISIONS OF OUR CHARTER.
Proposal No. 6
Current Stockholder Vote Requirement
Article SEVENTH of our Charter provides that the affirmative vote of the holders of at least 75% of the voting power of the then-outstanding shares of voting stock of the Company shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws of the Company.
Text and Legal Effect of the Proposed Amendment
If this Proposal No. 6 is approved, Article SEVENTH of the Charter will be amended to reduce the stockholder vote requirement for adoption, amendment or repeal of any provision of the Bylaws to an affirmative vote of a majority of the voting power of the then-outstanding shares of voting stock of the Company.
The proposed Amended and Restated Charter, marked to show all changes proposed to Article SEVENTH of the Charter under this Proposal No. 6 against the current text of the Charter, is attached to this Proxy Statement as Appendix A. We would file the Amended and Restated Charter (subject to revision as described under “Partial Stockholder Approval of Charter Amendment Proposals” if our stockholders do not approve each of Proposal Nos. 4, 5 and 6 at the Annual Meeting) promptly following the Annual Meeting if our stockholders approve this Proposal No. 6. The current provisions of Article SEVENTH of the Charter and the proposed amendment to Article SEVENTH of the Charter described above are qualified in their entirety by reference to the actual text as set forth in Appendix A.
Vote Required for Approval
The affirmative vote of at least 75% of the voting power of the then-outstanding shares of voting stock of the Company is required to approve this Proposal No. 6. If this Proposal No. 6 is approved by the requisite stockholder vote, then the proposed Amended and Restated Charter (subject to revision as described under “Partial Stockholder Approval of Charter Amendment Proposals”) will be filed.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CHARTER TO ELIMINATE THE SUPERMAJORITY STOCKHOLDER VOTE REQUIREMENT FOR STOCKHOLDERS TO AMEND OUR BYLAWS.

PARTIAL STOCKHOLDER APPROVAL OF CHARTER AMENDMENT PROPOSALS
We are submitting, and the Board unanimously recommends that you vote “FOR”, three separate proposals to amend our Charter: Proposal No. 4 to declassify our Board, Proposal No. 5 to eliminate the supermajority stockholder vote requirement to amend certain provisions of our Charter and Proposal No. 6 to eliminate the supermajority stockholder vote requirement for stockholders to amend our Bylaws. If all Board-recommended Charter amendment proposals (Proposal Nos. 4, 5 and 6) are approved by our stockholders, all of the changes reflected in the proposed Amended and Restated Charter attached to this Proxy Statement as Appendix A will be made. However, approval of each of Proposal Nos. 4, 5 and 6 is not contingent on approval of one or both of the others, and if only one or two of Proposal Nos. 4, 5 and 6 are approved at the Annual Meeting, amendments to our Charter reflected in Appendix A will be made as follows:
•
Amendment to Article SIXTH, paragraphs B, C and E will be made as set forth in Appendix A only if Proposal No. 4 is approved by our stockholders;

•
Amendment to Article TENTH will be made as set forth in Appendix A only if Proposal No. 5 is approved by our stockholders;

•
Amendment to Article SEVENTH will be made as set forth in Appendix A only if Proposal No. 6 is approved by our stockholders; and

•
All other amendments set forth in Appendix A will be made if any of Proposal Nos. 4, 5 and 6 is approved by our stockholders.

ADDITIONAL INFORMATION REGARDING OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Change in Auditors
For the fiscal year ended December 31, 2024 and prior years, EY served as our independent registered public accounting firm. On May 9, 2025, we dismissed EY as our independent registered public accounting firm. This change in our independent registered public accounting firm was approved by the Audit Committee following a competitive request for proposal process with several independent registered public accounting firms, including EY. On May 9, 2025, the Audit Committee approved the appointment of KPMG LLP as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025.
The reports of EY on our consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Further, during the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through May 9, 2025, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between us and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of such disagreement in its reports on the consolidated financial statements for such years, and (ii) except as set forth below, no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
Each of EY’s reports on our internal control over financial reporting as of December 31, 2024 and 2023 contained an adverse opinion, specifically, that we did not maintain effective internal control over financial reporting as of the end of the period covered by such report due to the effect of certain material weaknesses described in such reports. These material weaknesses, which we have disclosed in our annual reports previously filed with the SEC, are summarized below.
In the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”) management disclosed that material weaknesses relating to its internal controls related to the valuation of inventory, including excess and obsolescence reserves (the “Inventory Valuation MW”) and the accounting for property and equipment, net (the “Property and Equipment MW”) continued to exist as of December 31, 2023, and EY’s report on our internal control over financial reporting as of December 31, 2023 contained an adverse opinion, due to these material weaknesses.
Subsequent to the issuance of the 2023 Annual Report, we identified an error related to the capitalization of labor and overhead costs in our inventory balances, which caused a misstatement (the “Misstatement”) of our previously issued audited consolidated financial statements as of December 31, 2023 and 2022 and for each of the three years in the period ended December, 31 2023 and the unaudited consolidated financial statements for the quarterly and year-to-date (as applicable) periods ended March 31, 2022, June 30, 2022, September 30, 2022, March 31, 2023, June 30, 2023, September 30, 2023, March 31, 2024 and June 30, 2024 (the “Restatement Periods”). Management concluded this error was material to our financial statements and required restatement of the financial statements for the Restatement Periods.
Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 (the “2023 Amended Annual Report”) disclosed that the Misstatement was a result of a newly identified design deficiency associated with the Inventory Valuation MW, and EY’s report on our internal control over financial reporting as of December 31, 2023 included in the 2023 Amended Annual Report contained an adverse opinion on our internal control over financial reporting, due to the material weaknesses that were previously described in the 2023 Annual Report and the additional design deficiency related to the capitalization of labor and overhead costs impacting inventory valuation.
Our 2024 Annual Report disclosed the remediation of the Property and Equipment MW. However, as of December 31, 2024, the Inventory Valuation MW, including the additional control design deficiency described above, was not remediated and we identified an additional material weakness in the operating effectiveness of our internal controls associated with the accounting for Accelerator Laboratory revenue, a component of service and other revenue (collectively, the “2024 Material Weaknesses”). EY’s report on our internal control over financial reporting as of December 31, 2024 contained an adverse opinion on our internal control over financial reporting, due to the 2024 Material Weaknesses. Our Audit Committee discussed the material weaknesses referred to above with EY.
Principal Accounting Fees and Services
The following table presents fees for professional audit services rendered by EY for the audit of our annual financial statements for the fiscal years ended December 31, 2023 and 2024 and fees billed for other services rendered by EY during those periods, all of which were approved by the Audit Committee in accordance with its established policies and procedures.
	2023	2024
Audit fees(1)	$2,602,200	$3,731,300
Audit-related fees(2)	—	13,000
Tax fees(3)	147,229	89,556
Other fees(4)	2,052	8,287
Total	$2,751,481	$3,842,043

(1)
Audit fees are fees for professional services rendered in connection with the audit of our consolidated financial statements (including an assessment of our internal control over financial reporting) included in Item 8 of our Annual Reports filed on Form 10-K, reviews of our consolidated financial statements included in our Quarterly Reports filed on Form 10-Q and registration statements. During 2024, these fees included audit services associated with the restatement of our previously filed financial statements.

(2)
Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees”, including due diligence and accounting consultations in connection with proposed mergers and acquisitions.

(3)
Tax fees consist primarily of assistance with matters related to tax compliance and reporting and tax consulting services primarily related to international tax planning strategies.

(4)
Other fees consist of fees for a subscription to EY’s accounting and financial reporting research platform.

Pre-Approval Policy
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm; provided however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
1.
Audit Services include professional services rendered in connection with the audit of our consolidated financial statements (including an assessment of our internal control over financial reporting) included in Item 8 of our Annual Reports filed on Form 10-K, reviews of our consolidated financial statements included in our Quarterly Reports filed on Form 10-Q, comfort letters, registration statements and consultation regarding financial accounting and/or reporting standards.

2.
Audit-Related Services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3.
Tax Services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning and tax advice.

4.
Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

CORPORATE CODE OF CONDUCT AND ETHICS
We have adopted a corporate code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.quanterix.com under “Investors — Corporate Governance —  Governance Highlights” and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 900 Middlesex Turnpike, Building 1, Billerica, Massachusetts 01821. Disclosure regarding any amendments to, or waivers from, provisions of the code that apply to our directors, principal executive officer or principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by Nasdaq rules.

ADDITIONAL INFORMATION
Stockholder List
Stockholders of record at the close of business on July 31, 2025 are entitled to notice of, and to vote at, the Annual Meeting. Such stockholders are encouraged to submit an enclosed proxy card, even if their shares were sold after such date. A list of stockholders of record will be available during the 10 days prior to the Annual Meeting, at our principal executive offices located at 900 Middlesex Turnpike Building 1, Billerica, Massachusetts 01821.
Available Information
The Company intends to file a definitive proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s stockholders for the Annual Meeting. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s investor relations website at ir.quanterix.com or by contacting the Company’s Investor Relations department at https://ir.quanterix.com/investor-resources/contact-ir as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.
Incorporation By Reference
To the extent this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the “Report of the Audit Committee” will not be deemed incorporated unless specifically provided otherwise in such filing, to the extent permitted by the rules of the SEC. Such section shall also not be deemed to be “soliciting material” or to be “filed” with the SEC. Website references and links to other materials are for convenience only, and the content and information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.
Forward-Looking Statements
This Proxy Statement contains certain forward-looking statements within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements relate to events or results that may occur in the future, including, but not limited to, the Company’s future costs of solicitation, record or meeting dates, compensation arrangements or structure, the composition of the Board, future stockholder engagement, and the Company’s strategy. These forward-looking statements are subject to certain risks and uncertainties posed by many factors that could cause actual events to differ materially from those anticipated by such forward-looking statements, and speak only as of the date of this Proxy Statement. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. We undertake no obligation to revise any forward-looking statement in order to reflect events or circumstances that might subsequently arise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Proxy Statement.
OTHER MATTERS
The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2026 Annual Meeting, must be received by us not later than April 27, 2026 in order to be considered for inclusion in our proxy materials for that meeting. If we hold the 2026 Annual Meeting on a date that is more than 30 days from the anniversary of the Annual Meeting, any stockholder proposal must be received a reasonable time before we begin to print and send our proxy materials. Any such stockholder proposal submitted, including any accompanying supporting statement, may not exceed 500 words, as per Rule 14a-8(d) of the Exchange Act.
Any director nominations or stockholder proposals submitted outside of the processes of Rule 14a-8 of the Exchange Act, which a stockholder intends to bring forth at the Company’s 2026 Annual Meeting, will be untimely unless they are received between May 26, 2026 and June 25, 2026 in accordance with our Bylaws.
In order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2026 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Such notice must be received by July 25, 2026. If we hold the 2026 Annual Meeting on a date that is more than 30 days from the anniversary of the Annual Meeting, such notice must be received by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company. Any notice to solicit proxies in support of director nominees other than the Company’s nominees must also include all information required by our Bylaws with respect to director nominations.
Proposals that are not received in a timely manner will not be voted on at the 2026 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the SEC proxy rules. All stockholder proposals should be marked for the attention of the Secretary, Quanterix Corporation, 900 Middlesex Turnpike, Building 1, Billerica, Massachusetts 01821.

APPENDIX A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
QUANTERIX CORPORATION
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
Quanterix Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 25, 2007 under the name “Digital Genomics, Inc.” A Restated Certificate of Incorporation was filed on June 18, 2007 with the Secretary of State of the State of Delaware and thereafter a Certificate of Amendment to the Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 22, 2007 to change the name of the Corporation to Quanterix Corporation. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 2, 2017. A Certificate of Correction was filed with the Secretary of State of the State of Delaware on December 1, 2017. Thereafter, a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on December 4, 2017. This Restated Certificate of Incorporation restates, integrates and further amends the Corporation’s Restated Certificate of Incorporation, as corrected and amended.
This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.
The text of the Corporation’s Restated Certificate of Incorporation, as corrected and amended, is hereby further amended and restated to read in full as follows:
RESTATED CERTIFICATE OF INCORPORATION
OF
QUANTERIX CORPORATION
FIRST:   The name of the corporation is Quanterix Corporation (the “Corporation”).
SECOND:   The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
THIRD:   The purpose of the Corporation is to engage in any lawful act or activity or carry on any business for which corporations may be organized under the Delaware General Corporation Law or any successor statute.
FOURTH:
A.   Designation and Number of Shares.
The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 125,000,000 shares, consisting of 120,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).
The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the

Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock designation.
B.   Preferred Stock.
1.   Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors of the Corporation (the “Board of Directors”) may determine.
2.   Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation and number of the shares of such series and the powers, preferences and rights of such series, and the qualifications, limitations or restrictions thereof, to the fullest extent such authority may be conferred upon the Board of Directors under the Delaware General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.
C.   Common Stock.
1.   Dividends.   Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors in their sole discretion, subject to provisions of law, any provision of this Restated Certificate of Incorporation, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized, issued and outstanding hereunder. The term “Restated Certificate of Incorporation” as used herein shall mean the Restated Certificate of Incorporation of the Corporation as amended from time to time.
2.   Voting.   The holders of the Common Stock are entitled to one vote for each share held; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any certificate of designation relating to Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Restated Certificate of Incorporation (including any certificate of designation relating to Preferred Stock).
FIFTH:   The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
A.   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws of the Corporation as in effect from time to time, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
B.   The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
C.   Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and not by written consent.
D.   Special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For the purposes of this Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
SIXTH:
A.   Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.
B.   Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, until the election of directors at the annual meeting of stockholders to be held in 2028, the Board of Directors of the Corporation shall be divided into three classes, with the term of office of the first class ~~to expire~~expiring at the ~~first~~ annual meeting of stockholders ~~following the initial classification of directors~~to be held in 2027, the term of office of the second class ~~to expire~~expiring at the ~~second~~ annual meeting of stockholders ~~following the initial classification of directors~~to be held in 2028, and the term of office of the third class ~~to expire~~expiring at the ~~third~~ annual meeting of stockholders ~~following the initial classification of directors. At each annual meeting of stockholders, directors elected to succeed those~~to be held in 2026. The directors whose terms expire~~, other than directors elected by the holders of shares of any series of Preferred Stock under specified circumstances,~~ at each such meeting shall be elected for a term of ~~office to expire at the third~~one year, expiring the earlier of (i) the succeeding annual meeting of stockholders ~~after their~~or (ii) the election and ~~until their successors are duly elected and qualified. The Board of Directors is authorized to assign members of the Board already in office to such classes as it may determine at the time the classification of the Board of Directors pursuant to this Restated Certificate of Incorporation becomes effective.~~qualification of such director’s successor or such director’s earlier death, resignation, retirement, disqualification or removal.
C.   Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by stockholders~~, and~~. Prior to the annual meeting of stockholders to be held in 2028, directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director’s successor shall have been duly elected and qualified. Following the annual meeting of stockholders to be held in 2028, directors so chosen shall serve for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
D.   Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
E.   Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time ~~only for cause and only~~ by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote at an election of directors, voting together as a single class, with or without cause; provided, however, that until the election of directors at the annual meeting of stockholders to be held in 2028, such removal may be only for cause.
SEVENTH:   The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of

Incorporation, the affirmative vote of the holders of ~~at least seventy-five percent (75%)~~a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws of the Corporation~~; provided, however, that if the Board of Directors recommends that stockholders approve such adoption, amendment or repeal, such adoption, amendment or repeal shall only require, in addition to any vote of the holders of any class or series of the capital stock of the Corporation required by law or by the Restated Certificate of Incorporation, the affirmative vote of the holders of the majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.~~.
EIGHTH:
A.   Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Paragraph C of this Article EIGHTH with respect to proceedings to enforce rights to indemnification or an advancement of expenses or as otherwise required by law, the Corporation shall not be required to indemnify or advance expenses to any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
B.   In addition to the right to indemnification conferred in Paragraph A of this Article EIGHTH, an Indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Paragraph B or otherwise.
C.   If a claim under Paragraph A or B of this Article EIGHTH is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHTH or otherwise shall be on the Corporation.
D.   The rights to indemnification and to the advancement of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation as amended from time to time, the Corporation’s Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.
E.   The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
F.   The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article EIGHTH with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
G.   The rights conferred upon Indemnitees in this Article EIGHTH shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee, agent or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article EIGHTH that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit, eliminate or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to any such amendment, alteration or repeal.
H.   If any word, clause, provision or provisions of this Article EIGHTH shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article EIGHTH (including, without limitation, each portion of any section of this Article EIGHTH containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article EIGHTH (including, without limitation, each such portion of any section of this Article EIGHTH containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
NINTH:   No director shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 or successor provisions of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. All references in this Article NINTH to a director shall also be deemed to refer to any such director acting in his or her capacity as a Continuing Director (as defined in Article ELEVENTH).
TENTH:   The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the Delaware General Corporation Law and all rights conferred upon stockholders are granted subject to this reservation; provided that in addition to the vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of shares of voting stock of the Corporation representing ~~at least seventy-five percent (75%)~~a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, ~~Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, this Article TENTH and Articles ELEVENTH and TWELFTH of~~ this Restated Certificate of Incorporation.
ELEVENTH:   The Board of Directors is expressly authorized to cause the Corporation to issue rights pursuant to Section 157 of the Delaware General Corporation Law and, in that connection, to enter into any agreements necessary or convenient for such issuance, and to enter into other agreements necessary and convenient to the conduct of the business of the Corporation. Any such agreement may include provisions limiting, in certain circumstances, the ability of the Board of Directors of the Corporation to redeem the securities issued pursuant thereto or to take other action thereunder or in connection therewith unless there is a specified number or percentage of Continuing Directors then in office. Pursuant to Section 141(a) of the Delaware General Corporation Law, the Continuing Directors shall have the power and authority to make all decisions and determinations, and exercise or perform such other acts, that any such agreement provides that such Continuing Directors shall make, exercise or perform. For purposes of this Article ELEVENTH and any such agreement, the term, “Continuing Directors,” shall mean (1) those directors who were members of the Board of Directors of the Corporation at the time the Corporation entered into such agreement and any director who subsequently becomes a member of the Board of Directors, if such director’s nomination for election to the Board of Directors is recommended or approved by the majority vote of the Continuing Directors then in office or (2) such members of the Board of Directors designated in, or in the manner provided in, such agreement as Continuing Directors.
TWELFTH:   Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TWELFTH.
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IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation, as amended, of this Corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been duly executed by its duly authorized ~~Executive Chairman,~~ President and Chief Executive Officer this      day of            , 20   .
QUANTERIX CORPORATION
By:

~~Kevin Hrusovsky~~Masoud Toloue
~~Executive Chairman,~~ President and Chief Executive Officer

Quanterix Corporation
c/o Corporate Election Services
P. O. Box 1150
Pittsburgh, PA 15230-1150

VOTE BY INTERNET

Please have your proxy card available when you access the website **www.cesvote.com** and follow the simple directions that will be presented to you.

VOTE BY MAIL

Control Number ➔

QUANTERIX CORPORATION **PROXY CARD**

Signature

Date

Title or Authority

Signature if Held Jointly

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

(Continued and to be marked on the other side)

Quanterix Corporationc/o Corporate Election ServicesP. O. Box 1150Pittsburgh, PA 15230-1150VOTE B Y INTERNETPlease have your proxy card available whenyou access the website www.cesvote.comand follow the simple directions that will bepresented to you.VOTE B Y MA I LPlease mark, sign and date your proxy card andreturn it in the postage-paid envelope providedor return it to: Corporate Election Services,P.O. Box 1150, Pittsburgh, PA 15230.IMPORTANT: PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD TODAY!QUANTERIX CORPORATIONTHIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSMasoud Toloue, Ph.D. and Laurie Churchill, or each of them, each with the power of substitution, are hereby authorized to representand vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at theAnnual Meeting of Stockholders of Quanterix Corporation to be held on September 23, 2025 or at any postponement oradjournment thereof.SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. THIS PROXY, WHENPROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTIONS AREINDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE, IN ACCORDANCE WITH THE BOARD OF DIRECTORS’RECOMMENDATIONS, “FOR ALL” THE NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, 4, 5 AND 6, AND, TO THEEXTENT AUTHORIZED UNDER RULE 14A-4(C) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IN THEDISCRETION OF THE PROXIES NAMED HEREIN OR THEIR SUBSTITUTES WITH RESPECT TO SUCH OTHERBUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. ONLY STOCKHOLDERS OF RECORD ONJULY 31, 2025 MAY VOTE AT THE MEETING.SignatureDateTitle or AuthoritySignature if Held JointlyNOTE: Please sign exactly as name(s) appear(s) hereon. When signing asattorney, executor, administrator or other fiduciary, please give full title assuch. Joint owners should each sign personally. All holders must sign. If acorporation or partnership, please sign in full corporate or partnership nameby authorized officer.If submitting your proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. Control Number (Continued and to be marked on the other side)PROXY CARD

Quanterix CorporationAnnual Meeting of Stockholderswww.[•]September 23, 20259:00 a.m. Eastern Daylight TimeIf you have any questions, require assistance in voting your proxy card,or need additional copies of the Company’s proxy materials, please contact our proxy solicitor:430 Park Avenue, 14th FloorNew York, New York 10022Stockholders Call Toll Free: (800) 662-5200Brokers, Banks, Trustees and Other Nominees Call Collect: (203) 658-9400Email: QTRX@info.sodali.comQuanterix Corporation Proxy CardThe Board of Directors recommends a vote “FOR ALL” the following nominees listed in Proposal 1 below.1. Election of three director nominees to our Board to serve three-year terms expiring at the annual meeting of stockholders in 2028 or until theirsuccessors are duly elected and qualified.Nominees: 1. Myla Lai-Goldman, M.D. 2. Masoud Toloue, Ph.D. 3. David R. Walt, Ph.D. FOR ALL WITHHOLD ALL FOR ALL EXCEPT**To withhold authority to vote for individual nominee(s), write their name(s) or number(s) on the line below.The Board of Directors recommends a vote “FOR” Proposals 2, 3, 4, 5 and 6.2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers. FOR AGAINST ABSTAIN3. Ratification, on an advisory basis, of the appointment of KPMG, LLP as the Company’s independent public accounting firm for the fiscal yearending December 31, 2025. FOR AGAINST ABSTAIN4. Approval of an amendment to our Charter to declassify our Board. FOR AGAINST ABSTAIN5. Approval of an amendment to our Charter to eliminate the supermajority stockholder vote requirement to amend certain provisions ofour Charter. FOR AGAINST ABSTAIN6. Approval of an amendment to our Charter to eliminate the supermajority stockholder vote requirement for stockholders to amend our Bylaws. FOR AGAINST ABSTAINContinued and to be signed on the reverse sideTO SUBMIT YOUR PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.